UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Tejon Ranch Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4436 Lebec Rd.
Post Office Box 1000
Tejon Ranch, California 93243
[April _], 2026
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Tejon Ranch Co. (the “Company”) on Wednesday, May 13, 2026, at 9:00 A.M., Pacific Time, at Tejon Ranch's corporate headquarters located at 4436 Lebec Road, Lebec, CA 93243, and online via a live webcast at www.virtualshareholdermeeting.com/TRC2026 (the “Annual Meeting”). Information on and procedures for participating in the Annual Meeting are included in the 2026 proxy materials and will be disclosed on the Annual Meeting website. We are eager to share with you a review of our 2025 business highlights as well as discuss our plans for 2026. We look forward to an opportunity to answer, in real time, any questions you may have. Your Board of Directors ("Board") and management look forward to greeting those shareholders who are able to attend in person or online.

In 2025, we made meaningful progress across our business, including continued expansion at the Tejon Ranch Commerce Center ("TRCC"), advancement of our residential development pipeline, and enhancements to our governance and executive compensation programs following shareholder engagement.

The Notice of Annual Meeting and Proxy Statement, which contain information concerning the business to be transacted at the Annual Meeting, appear in the following pages.
It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend in person or online. Please review the Proxy Statement and vote online or by mailing the enclosed proxy card or voting instruction form at your earliest convenience to ensure your representation at the Annual Meeting.
Your interest and participation in the affairs of the Company are greatly appreciated.
Sincerely,
Matthew H. Walker,
President and Chief Executive Officer

TEJON RANCH CO.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
on
May 13, 2026
The Annual Meeting of Tejon Ranch Co. (the “Company,” “Tejon,” “we,” “us,” “our” or words of similar import in this Proxy Statement) will be held in person at Tejon Ranch's corporate headquarters located at 4436 Lebec Road, Lebec, CA 93243, and online via a live webcast at www.virtualshareholdermeeting.com/TRC2026 on Wednesday, May 13, 2026, at 9:00 A.M., Pacific Time for the following purposes:
1.To elect the nine (9) directors named in this Proxy Statement.
2.To approve an amendment to our Restated Certificate of Incorporation (our "Certificate of Incorporation") to provide certain shareholders the right to request special meetings of shareholders.
3.To approve an amendment to our Certificate of Incorporation to change the deadlines for shareholders to submit director nominations and other proposals for consideration at an annual meeting of shareholders.
4.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026.
5.To approve named executive officer compensation on an advisory basis.
6.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board recommends that you vote “FOR” each of the nominees in Proposal 1, and “FOR” Proposals 2, 3, 4, 5, and 6.
The Board has fixed the close of business on March 19, 2026, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
This year, we are excited to provide shareholders the opportunity to attend the Annual Meeting in person, or alternatively by means of remote communication via live audio webcast. We believe this hybrid meeting format will provide all shareholders with an opportunity to attend the Annual Meeting in their preferred format. For more information about the hybrid meeting format and your ability to participate and vote, including if you hold your shares in street name, see the discussion under “Record Date and Voting” in the accompanying Proxy Statement. To register for and attend the Annual Meeting online, vote, or submit questions, shareholders of record will need to go to the Annual Meeting website noted above and log in using their 16-digit control number provided on their proxy card. Only shareholders or their legal proxies who have registered in advance may participate in the Annual Meeting. As always, we encourage you to vote your shares prior to the meeting.
Your attention is directed to the accompanying Proxy Statement. Your vote is important. To ensure that your shares are represented at the Annual Meeting, please date, sign, and mail the enclosed proxy card or voting instruction form, for which a return envelope is provided, or vote via the Internet by following the instructions provided on the enclosed proxy card or voting instruction form.
Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. We strongly encourage you to return the voting instruction form provided by your broker, bank, or other holder of record or to utilize your broker’s Internet voting, if available, and exercise your right to vote as a shareholder.

For the Board of Directors,

NORMAN J. METCALFE, Chairman of the Board

MICHAEL R.W. HOUSTON, Senior Vice President, General Counsel and Corporate Secretary

Tejon Ranch, California [April _], 2026

2026	Annual Meeting of Shareholders Proxy Statement

TEJON RANCH CO.
Post Office Box 1000
Tejon Ranch, California 93243
PROXY STATEMENT
Annual Meeting of Shareholders
May 13, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To Be Held on May 13, 2026
The Proxy Statement and accompanying Annual Report to Shareholders and Annual Report on Form 10-K are available at https://ir.tejonranch.com or at http://materials.proxyvote.com/879080.
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting to be held at Tejon Ranch's corporate headquarters located at 4436 Lebec Road, Lebec, CA 93243, and online via live webcast at www.virtualshareholdermeeting.com/TRC2026 on Wednesday, May 13, 2026, at 9:00 A.M., Pacific Time.
It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to shareholders will begin on [April _], 2026.
SOLICITATION OF PROXIES
At the meeting, the shareholders of the Company will be asked to vote on the following matters: (1) the election of the nine (9) directors named in this Proxy Statement, (2) an amendment to our Certificate of Incorporation to provide certain shareholders the right to request special meetings of shareholders, (3) an amendment to our Certificate of Incorporation to change the deadlines for shareholders to submit director nominations and other proposals for consideration at an annual meeting of shareholders, (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026, (5) an advisory vote to approve named executive officer compensation, and (6) such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is asking for your proxy for use at the Annual Meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote in accordance with the Board’s recommendations on all proposals. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters that may properly come before the meeting.
The costs for this proxy solicitation will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange (“NYSE”).

RECORD DATE AND VOTING
General Information
Holders of shares of the Company’s Common Stock, par value $0.50 (the “Common Stock”) of record at the close of business on March 19, 2026 (the “Record Date”) are entitled to notice of, to vote at, and participate in, the Annual Meeting. There are two ways shareholders can participate in the Annual Meeting — in person or online, both of which are further described below.
The in-person Annual Meeting will be held at Tejon Ranch's corporate headquarters located at 4436 Lebec Road, Lebec, CA 93243. Check-in at the meeting location will begin at [8:30] A.M. Pacific Time on May 13, 2026, and the Annual Meeting will begin promptly at 9:00 A.M. Pacific Time. For those attending the Annual Meeting in person, shareholders must present a valid photo identification to be admitted. Cameras, recording devices and other electronic devices, and the use of cellular phones, will not be permitted during the Annual Meeting. Representatives will be at the entrance to the Annual Meeting, and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures have been followed and whether shareholders will be granted admission to the Annual Meeting.
Attendance at the Annual Meeting, whether in person or online via live webcast, is limited to shareholders, who may be "record holders" who own shares directly in their names, or who may hold shares in “street name” through banks, brokerages, or other intermediaries. If you hold your shares in street name, in addition to photo identification, you must present evidence of ownership as of the Record Date, such as a letter from the bank, broker, or other intermediary confirming ownership, or the relevant portion of a bank or brokerage firm account statement. If you are the authorized representative of an entity that is a beneficial holder, you must present a letter from the entity certifying the beneficial ownership of the entity and your status as an authorized representative.
To attend the Annual Meeting online, rather than in person, shareholders must register in advance no later than [8:30] A.M. Eastern Time ([5:30] A.M. Pacific Time) on May 12, 2026 by visiting www.proxyvote.com. To register, shareholders will need the 16-digit control number found on their proxy card or voting instruction form. After registering, shareholders will receive a confirmation e-mail with information on how to attend the meeting. After registering, to participate in the Annual Meeting (including to vote, ask questions, and view the list of registered shareholders as of the Record Date), shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/TRC2026, enter the 16-digit control number found on their proxy card, and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may register for, access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, shareholders who hold their shares in street name who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by their broker, bank, or other nominee to register to attend the meeting. In addition to registering for the meeting, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
To attend online, and following registration, shareholders may check-in beginning at 8:45 A.M. Pacific Time on May 13, 2026, and the Annual Meeting will begin promptly at 9:00 A.M. Pacific Time. You are encouraged to allow sufficient time for accessing the Annual Meeting website. Technicians will be available to assist with technical difficulties and may be reached via the toll-free number available on the Annual Meeting website for such assistance.

The rules of conduct and procedures for the Annual Meeting will be provided in advance of and during the Annual Meeting at www.virtualshareholdermeeting.com/TRC2026. The rules of conduct will contain more information regarding the Q&A process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed. Shareholders may submit questions during the Annual Meeting in person or at the Annual Meeting website. We plan to answer questions pertinent to Company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions not pertinent to Annual Meeting matters, including personal or customer-related questions, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.
There were 26,930,197 shares of Common Stock outstanding on the Record Date. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting other than the election of directors. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. A shareholder of record giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering to the Company’s Secretary a written notice of revocation, by submitting a later-dated proxy via the Internet before or during the meeting or by mail by 11:59 p.m. Eastern Time on May 13, 2026, or by voting in person at the Annual Meeting. Unless a proxy is revoked, shares represented by a proxy will be voted in accordance with the voting instructions on the proxy, and on matters for which no voting instructions are given, shares will be voted “FOR” the election of each nominee listed in Proposal 1, “FOR” Proposals 2, 3, 4, and 5, and in accordance with their best judgment with respect to any other matters which may properly come before the meeting. If your shares are held in a stock brokerage account or by a bank or other holder of record, you must follow the instructions of your broker, bank, or other holder of record to change or revoke your voting instructions.
Effects of Broker Non-Votes and Abstentions
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank, or other holder of record how to vote your shares. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you, including as they relate to the election of directors, compensation matters, and shareholder proposals.
Abstentions occur when you provide voting instructions but instruct to abstain from voting on a particular matter instead of voting for or against the matter. The impact of an abstention on each proposal is described under “Voting Requirements.” We strongly encourage you to follow the voting instructions on the materials you receive and vote your shares.
Quorum
The holders of record of a majority of the Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, either in person, via the live webcast or by proxy, in order for there to be a quorum at the Annual Meeting. Shares of Common Stock with respect to which the holders are present at the Annual Meeting, but not voting, and shares of Common Stock for which we have received proxies, but with respect to which the holders of the shares have abstained from voting, will be counted as present at the Annual Meeting for the purpose of determining whether or not a quorum exists. Broker votes, if any, will also be counted as present for the purpose of determining whether a quorum exists. Shareholders cannot abstain in the election of directors, but they can withhold authority. Shareholders who withhold authority in the election of directors will be considered present for purposes of determining a quorum.

Voting Requirements
For Proposal 1 (election of directors), the nine (9) candidates receiving the highest number of affirmative "FOR" votes at the Annual Meeting (also referred to as a plurality) will be elected as directors. Our Certificate of Incorporation provides that in any election of directors, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, which is called "cumulative voting." Shareholders may cast votes for one nominee or distribute votes among two or more nominees. To exercise the right to cumulate votes, a shareholder must provide written instructions on the proxy card stating how the shareholder wishes to have his or her votes distributed. Withheld votes will not be counted as participating in the voting and will therefore have no effect for purposes of Proposal 1.
Approval of Proposal 2 (amendment to our Certificate of Incorporation to provide certain shareholders the right to request special meetings of shareholders) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions will thus have the effect of a vote against Proposal 2.
Approval of Proposal 3 (amendment to our Certificate of Incorporation to change the deadlines for shareholders to submit director nominations and other proposals for consideration at an annual meeting of shareholders) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions will thus have the effect of a vote against Proposal 3.
Approval of Proposal 4 (the ratification of Deloitte & Touche LLP as our independent registered public accounting firm) will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person, via the live webcast, or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present and entitled to vote and will thus have the effect of a vote against Proposal 4.
Approval of Proposal 5 (the advisory vote to approve named executive officer compensation) will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person, via the live webcast, or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present and entitled to vote and will thus have the effect of a vote against Proposal 5.
Pursuant to Delaware corporate law, the actions contemplated to be taken at the Annual Meeting do not create appraisal or dissenters’ rights.
Shareholder List
A list of shareholders of record entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, for a period of ten days ending on the day before the Annual Meeting during ordinary business hours at the Company's principal executive offices located at 4436 Lebec Road, Lebec, CA 93243.

Proxy Summary
2025 Highlights

Strategic and Operational Progress
•Advanced development and leasing activity at TRCC, our core value driver
•Completed Phase 1 of Terra Vista (228 multifamily units delivered), with lease-up progress reaching approximately 71% as of March 19, 2026
•Nestlé USA completed construction of its 700,000+ sq. ft. distribution facility
•Maintained strong performance at the Outlets at Tejon with 93% occupancy

Advancing Long-Term Development Pipeline
•Continued progress on master-planned communities:
•Mountain Village
•Grapevine
•Centennial (currently in re-entitlement process)
•Portfolio represents over 35,000 residential units and 35 million sq. ft. of commercial development potential

Financial Performance
•Net income attributable to common stockholders: $75,000 (2025) vs. $2.7 million (2024)
•Results impacted by:
•Higher one-time corporate expenses related to the 2025 proxy contest
•Lower joint venture earnings
•Partially offset by:
•Improved farming segment performance (pistachio revenues)
•Increased profit from commercial/industrial land sales
2025 Compensation Summary
Our executive compensation program is designed to align with our strong pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives directly linked to the creation of shareholder value. The objectives of our executive compensation program are (i) to align management with our shareholders by driving financial performance and creating long-term shareholder value, (ii) to pay our executives at a level and in a manner that ensures the Company is capable of attracting, motivating, and retaining top executive talent in order for us to achieve our long-term strategic goals and recognize the full potential of our real estate assets, and (iii) provide a compensation structure that takes into consideration appropriate peer compensation levels and practices.
In determining 2025 compensation for our named executive officers (“NEOs”), the Compensation Committee of the Board (the “Compensation Committee”) considered each NEO's contributions to the Company’s strategy, including revenue generation, expense management, cash flow generation as measured by Adjusted EBITDA, cash management, expansion of TRCC, and advancement of our residential development projects.

The results of our 2025 compensation program reflects our pay-for-performance philosophy. The annual short-term incentives paid to all our NEOs were paid below target, approximately 62% of target, reflecting performance that was above threshold but below target levels. Adjusted EBITDA, a key metric used for annual short-term incentives, decreased year-over-year, consistent with the financial results described above. See 2025 Performance Achievement chart on page 47, for additional information.
The final performance year of the 2023–2025 long-term incentive cycle occurred in 2025. With respect to these awards:
•Milestone awards: Of the three original performance milestones, one was achieved, one was not achieved and one milestone was removed by the Compensation Committee due to the Company making a strategic decision to not proceed during the timeframe, resulting in approximately 50% of target shares being earned based on one of the remaining applicable milestones.
•Price-vested units ("PVUs"): No awards vested, as the Company’s share price did not achieve the required performance thresholds.
Taken in aggregate these outcomes demonstrate alignment between realized compensation and Company performance.
The Compensation Committee has engaged Semler Brossy to continue providing compensation advisory services.
In light of 2025 outcomes, shareholder feedback, and the Company’s evolving strategic priorities, the Compensation Committee implemented enhancements to the 2026 compensation program to further strengthen alignment between executive pay and long-term shareholder value creation, as summarized below and detailed further in this Proxy Statement.
2026 Compensation Summary

With the leadership transition to a new Chief Executive Officer ("CEO") in 2025 and the Company’s evolving strategic priorities, the Compensation Committee undertook a review of the executive compensation program. Key elements of the go-forward plan include:
•Annual Incentive Plan: Retained core metrics (e.g., adjusted EBITDA, milestone achievement, and individual objectives) with revised percentage allocations and introduced a new adjusted EBITDA growth metric to measure performance improvement for stabilized assets.
•Long-Term Incentive Plan: Adopted enhancements to better align leadership with long-term value creation, including:
•A consistent equity mix for all NEOs, with 60% performance-based awards and 40% time-vested restricted stock units ("RSUs") for both the CEO and other NEOs
•Continued use of milestone-based awards (at a reduced 30% weighting), with a shift to annual grant cycles rather than a single multi-year grant
•Introduction of a relative total shareholder return ("rTSR") metric (at an increased 30% weighting) to directly align compensation with shareholder returns

Shareholder Engagement
Shareholder engagement is an important and valuable means for direct input and feedback from our investors, and our directors and management recognize the benefits that come from this dialogue. The Board reviews annual meeting voting trends in connection with ongoing shareholder engagement activities, in order to be prepared for engagement, and to also be responsive to shareholder sentiment. We have engaged with shareholders throughout 2025 and 2026 in order to:
•Provide visibility and transparency into our business, key real estate entitlement milestones, and our performance;

•Discuss with shareholders and prospective shareholders the issues that are important to them and listen to their expectations;
•Assess emerging issues that may affect our business, inform our decision making, and help shape our practices; and
•Solicit and consider shareholder feedback regarding our board governance and executive compensation practices, to better understand investor viewpoints and inform discussions in the boardroom.

What We Heard	What We’ve Done
Strategy needed to be clearer	Organized communications around a more explicit strategic framework and sharpened articulation of value drivers
Investors wanted more transparency and access	Increased shareholder outreach, hosted 2025 Investor Day at the NYSE and used quarterly earnings communications to provide more consistent and material updates
The Company was not fully telling its story	Improved messaging around TRCC, the master planned communities ("MPCs"), recurring businesses, and embedded asset value
Governance needed to evolve	Special meeting right proposal will be voted on at 2026 Annual Shareholders Meeting
Board refreshment needed to be real and visible	Reduced board size planned from 11 in 2024 to an expected seven by 2027, eliminated Executive Committee, clarified succession
Compensation needed to reflect performance alignment	2026 compensation plan designed to better align with shareholders, CEO compensation restructure in 2025
Capital allocation discipline mattered	More clearly framed capital priorities, optionality, and value preservation
Investors wanted better operating visibility	Worked toward clearer discussion of segment contribution, including farming and other current earnings drivers
Shareholders wanted action, not argument	Signaled an end to board contests, communications focused on execution and results
Throughout 2025 our management team and directors met with shareholders in person and virtually. In November 2025, we hosted a well-attended investor engagement event at the NYSE to discuss the strategic vision of the Company and that same month the Company hosted its first ever earnings call, both of which included the ability of individual shareholders to pose questions directly to management to which management responded during the call. On March 19, 2026, we also held an earnings call to discuss fourth quarter and full year 2025 earnings, at which we responded to shareholder questions. We have additionally created opportunities for shareholders and prospective shareholders to provide feedback to our Board and management by setting up one-on-one meetings, telephone, and virtual meetings. In 2025, we reached out to shareholders owning approximately 77% of shares outstanding and met with investors representing approximately 72% of shares outstanding.

PROPOSAL 1
THE ELECTION OF DIRECTORS
The Board currently consists of ten directors whose terms expire at the Annual Meeting. As previously disclosed, in accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at nine (9) effective immediately upon adjournment of the Annual Meeting. Each director elected at the Annual Meeting shall hold office until the next annual meeting and will serve until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
The Board’s nominees for election at the Annual Meeting are Steven A. Betts, Gregory S. Bielli, Denise Gammon, Andrew Dakos, Anthony L. Leggio, Jeffrey J. McCall, Norman J. Metcalfe, Eric H. Speron, and Daniel R. Tisch. Each of the Board’s nominees is currently a director of the Company. All directors were last elected by shareholders at the 2025 Annual Meeting of Shareholders.
Kenneth G. Yee, who has served as a director since November 4, 2024, informed the Board on March 9, 2026, of his intention not to stand for reelection at the Annual Meeting and, as such, he has not been nominated to stand for reelection.
Except as noted herein, each proxy solicited by and on behalf of the Board will be voted “FOR” the election of the nominees named above (unless such authority is withheld, as provided in the proxy), and unless otherwise instructed, one-ninth of the votes to which the shareholder is entitled will be cast for each of the nominees. While you may provide instructions with respect to any or all of the nominees, if you mark a vote “FOR” fewer than nine (9) nominees, your shares will be voted “FOR” only those nominees you have so marked as described below.
Any shareholder who holds shares in street name and desires to allocate votes among specific nominees may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the Annual Meeting, requesting a legal proxy to attend the Annual Meeting, and voting at the Annual Meeting or, where permitted by the broker, banker or other custodian, by following the instructions on the voting instruction form provided by such broker, banker or other custodian. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.
All of the nominees of the Board have consented to being named in this Proxy Statement and to serve if elected; although, as reported in prior securities filings, in seeking nomination to be re-elected at the Annual Meeting, Board Chair Norman J. Metcalfe and Director Gregory S. Bielli stated that, while they are and will remain fully engaged in Company matters during their service, their intent (if re-elected at the Annual Meeting) is to retire and not seek reelection at the 2027 annual meeting. In the event that any one or more of the nominees shall become unable to serve or for good cause refuses to serve as director (an event that is not anticipated), the proxy holders will vote for substitute nominees in their discretion.
Shareholder nominations of persons for election to the Board must be made pursuant to timely written notice to the Secretary of the Company pursuant to, and contain the information required by, the Company’s Certificate of Incorporation and Bylaws. See “Shareholder Proposals for 2027 Annual Meeting” for additional information on the procedure for shareholder nominations.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A DIRECTOR.

PROPOSAL 2
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE CERTAIN SHAREHOLDERS SPECIAL MEETING RIGHTS
We are asking you to approve an amendment to the Company’s Certificate of Incorporation to grant shareholders owning at least 25% of the Company’s outstanding shares the right to request that the Secretary of the Company call a special meeting of shareholders as described below (the “Proposed Special Meeting Amendment”).
The Board has unanimously approved the Proposed Special Meeting Amendment, subject to shareholder approval. If our shareholders approve the Proposed Special Meeting Amendment, subject to the discretion of the Board, we intend to file a Certificate of Amendment to our Certificate of Incorporation, as amended, adding the new language below with the Secretary of State of the State of Delaware after the Annual Meeting.
Rationale for the Proposed Amendment
The Company has undertaken a series of governance enhancements to strengthen shareholder engagement, including the election of a shareholder-designated representative to the Board, the implementation of an orderly succession plan for long-tenured directors (including the reduction in Board size to nine following the Annual Meeting and expressed intention to further reduce the Board size to seven by the 2027 annual meeting), and the adoption of a refreshed executive compensation program designed to enhance pay-for-performance alignment and support long-term value creation. The Board believes that granting shareholders owning at least 25% of the Company’s outstanding shares the right to call a special meeting is consistent with these governance enhancements and is, further, responsive to investor interest in having this right be placed in the Certificate of Incorporation. As discussed below, the Company further believes that a 25% ownership threshold reflects a balanced and widely recognized governance standard that facilitates meaningful shareholder engagement while avoiding undue cost or instability.
The Board is of the view that the right to request the calling of special meetings is an important governance mechanism to afford shareholders the right to have their voice heard on time-sensitive and critical matters between annual meetings of shareholders. The Board also believes that special meetings are extraordinary events and should not be a mechanism that a small group of shareholders may wield to advance private agendas or interests that our broader shareholder base may not share and might not ultimately adopt at the meeting. Organizing and preparing for a special meeting may be disruptive and divert significant time and attention of our Board and management away from their primary focus of overseeing and operating our business and creating long-term shareholder value. Further, with each special meeting, we may incur significant expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies and tabulate votes.
Following consideration of our corporate governance needs, market practices, feedback from engagement with many of our significant stockholders, and in light of the vote of our shareholders on a shareholder proposal presented at the 2025 annual meeting requesting that the Board amend our governance documents to provide rights for shareholders with 10% or more ownership to call special meetings, the Board has concluded that a 25% ownership threshold strikes an appropriate balance between ensuring that special meetings can be called to act on extraordinary and urgent matters and protecting the long-term interests of the Company and our shareholders. A 25% ownership threshold represents a critical mass of support for the business proposed to be brought before the meeting, helping ensure that the business proposed by shareholders is broadly supported by shareholders and has a credible chance of being adopted at the meeting.

Finally, the Board believes that it is appropriate to require the proponent shareholder submitting the special meeting request (but not other stockholders supporting the request) to have held its shares included in the requesting percentage continuously for at least one year to reduce the risk that special meetings are called for short-term private agendas.
Text of the Proposed Special Meeting Amendment
Accordingly, we ask our shareholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to amend and restate the existing Article XV with the following:
Special meetings of the shareholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board, or by a majority of the members of the Board; provided, however, that where a proposal requiring shareholder approval is made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring shareholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of shareholders for the purpose of considering such proposal or obtaining such approval or (ii) shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) of one or more holders of record who have “Owned” (as defined in the Bylaws) at least twenty-five percent (25%) of the outstanding shares of Common Stock (the “Requisite Percentage”) as of the date of the written request and who have complied in full with the requirements set forth in the Bylaws. Such special meetings may not be called by any other person or persons or in any other manner.
The full text of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.
Overview of Related Changes to the Bylaws
The Board has approved changes to the Bylaws, contingent on and subject to the effectiveness of these proposed amendments to the Certificate of Incorporation (the “Special Meeting Bylaws Amendments”), that establish the procedures by which shareholders may submit a special meeting request. The Special Meeting Bylaws Amendments are set forth on Appendix B, and the following summary of the Special Meeting Bylaws Amendments is qualified in its entirety by reference to Appendix B.
The Special Meeting Bylaw Amendments require that shareholders who own the Requisite Percentage and want to request a special meeting must submit a Special Meeting Request and otherwise comply with the requisite provisions of the Bylaws. In connection with the Special Meeting Request, the requesting shareholder(s) are required to submit certain information, including the information required for shareholder proposals and board nominees at annual meetings under our advance notice Bylaw provisions. This informational requirement is intended to promote transparency and to provide us and its shareholders comparable information about matters that a shareholder seeks to present for a shareholder vote, whether the shareholder is seeking to use the advance notice process or special meeting right.

The Special Meeting Bylaw Amendments also impose qualifications designed to prevent duplicative and unnecessary meetings by disregarding Special Meeting Requests that, among other things, (i) are delivered during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the next annual meeting of shareholders, (ii) include proposed business that is identical or substantially similar to an item (a “Similar Item”), other than an election of directors, that was presented at an annual or special meeting of shareholders held not more than twelve months before the date the Special Meeting Request is delivered, (iii) are a Similar Item presented at an annual or special meeting of shareholders held not more than ninety days before the Special Meeting Request was delivered, with the election of directors deemed for this purpose to be a Similar Item to all proposals involving the election or removal of directors, (iv) changing the size of the Board and filling vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, or (v) are a Similar Item included in the Company’s notice of meeting for an annual or special meeting of shareholders that has been called but not yet held or is called for a date within ninety days of the receipt of the Special Meeting Request.
Vote Required
The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Certificate of Incorporation. Abstentions and broker non-votes have the same effect as a vote “against” the Proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE CERTAIN SHAREHOLDERS SPECIAL MEETING RIGHTS ON THE PROXY CARD.

PROPOSAL 3
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER ACTION
We are asking you to approve an amendment to the Company’s Certificate of Incorporation to change the advance notice requirements for shareholder director nominations and other proposals from the current 30 to 60 days prior to the annual meeting date to 90 to 120 days prior to the meeting date (the “Proposed Advance Notice Amendment”).
The Board has unanimously approved, subject to shareholder approval, the Proposed Advance Notice Amendment. If our shareholders approve the Proposed Advance Notice Amendment, subject to the discretion of the Board, we intend to file a Certificate of Amendment to our Certificate of Incorporation, as amended, adding the new language below with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.
Rationale for the Proposed Advance Notice Amendment
The Board believes that extending the advance notice window for shareholder nominations of directors and other business proposals from the current 30 to 60 days prior to the meeting date to 90 to 120 days prior to the meeting date will provide the Company, its Board, and its shareholders with adequate time to evaluate proposed nominees, verify compliance with applicable disclosure and qualification requirements, consider the background and experience of all candidates, and communicate relevant information to shareholders before the meeting. It will also avoid costly re-printings and last-minute changes in the Company’s proxy materials in the event a nomination or other business proposal is submitted after the Company begins to print and mail its proxy materials. This change is intended to align the Company’s advance notice provisions with majority practices among Delaware public companies and to help ensure that director elections are conducted in a manner that is fair, informed and consistent with the best interests of the Company and its shareholders.
Based on the above, the Board has determined that it is in the best interests of the Company and our shareholders to amend the Certificate of Incorporation as described in this Proposal.
Text of the Proposed Advance Notice Amendment
Accordingly, we ask our shareholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to amend and restate the existing Article VIII, Section 4 with the following:

Section 4. Notice of Shareholder Nominees. Nominations of persons for election to the Board of the Corporation shall be made only at a meeting of shareholders and only (1) by or at the direction of the Board or (2) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4 and the Bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 4, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Notwithstanding the foregoing, nothing in this Section 4 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board.

Additionally, we further ask our shareholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to amend and restate the existing Article XIV with the following:
Article XIV: Shareholder Proposals at Annual Meetings. Business may be properly brought before an annual meeting by a shareholder only upon the shareholder’s timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Article XIV, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such businesses was given to the Secretary of the Corporation for the meeting as originally scheduled. A shareholder’s notice to the Secretary shall comply with this Article XIV and the Bylaws and shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding the foregoing, nothing in this Article XIV shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XIV, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The full text of the Proposed Advance Notice Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix C.
Vote Required
The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve the Proposed Advance Notice Amendment to the Certificate of Incorporation. Abstentions and broker non-votes have the same effect as a vote “against” the Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE ADVANCE NOTICE DEADLINES FOR SHAREHOLDER ACTION ON THE PROXY CARD.

PROPOSAL 4
THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Services provided to the Company and its subsidiaries by Deloitte in fiscal years 2025 and 2024 are described under “Audit Fees” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee below.
Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.
Shareholder Ratification of the Appointment of Independent Registered Public Accounting Firm
We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Certificate of Incorporation, Bylaws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event that shareholders do not ratify the appointment of Deloitte, the appointment may be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Deloitte has served as our independent registered public accounting firm since 2019.
Audit Fees and Services.

	2025	2024
Audit Fees	$726,257	$834,200
Audit Related Fees	$—	$—
Tax Fees	$147,344	$105,967
All Other Fees	$—	$—
Total	$873,601	$940,167
Audit Fees. This category includes the aggregate fees billed by Deloitte for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2025, and 2024, and for the reviews of the financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2025, and 2024.
Audit-Related Fees. This category includes the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.
Tax Fees. This category includes the aggregate fees billed for tax compliance, advice, and planning services.
All Other Fees. This category includes the aggregate fees billed for any permitted services not included in categories above, which includes annual subscription fees for accounting practice publications.

Audit Committee Pre-Approval
The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s outside auditor. To fulfill this requirement, the Company’s independent registered public accounting firm provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then reviews and approves, rejects, or seeks to modify the proposal. During the years ending December 31, 2025, and December 31, 2024, 100% of the services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

PROPOSAL 5
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement on pages 31 to 63. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the policies and practices described in this Proxy Statement.
The Board recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s NEOs, as described in this Proxy Statement, for the following reasons.
Sound Program Design
We design our executive officers’ compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership, while considering individual and Company performance and alignment with the interest of long-term shareholders. We also take into consideration appropriate peer compensation levels and practices. We achieve our objectives through compensation that:

✓ provides a competitive total pay opportunity,
✓ aligns our NEO compensation with the Company's financial performance,
✓ enhances retention through multi-year vesting of stock awards, and
✓ does not encourage unnecessary and excessive risk-taking.
Best Practices in Executive Compensation
Some of our leading practices include:

✓ an executive compensation recovery policy,
✓ an executive stock ownership policy,
✓ a policy prohibiting pledging and hedging of Company stock,
✓ no executive-only perquisites or benefits,
✓ no guaranteed bonus programs, and
✓ utilization of an independent compensation consultant who reports to the Compensation Committee.
The advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board. Although the voting results are not binding, the Board will review and consider them when evaluating our executive compensation program.
The Board has adopted a policy of holding an advisory vote on executive compensation every year, and unless the Board modifies its policy, we expect that, after the Annual Meeting, the next advisory vote on the compensation of our NEOs will take place at our 2027 annual meeting.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED ON PAGES 31 TO 63 IN THE PROXY STATEMENT.

THE BOARD OF DIRECTORS
Consideration of Director Nominees
The Board believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board also believes that each individual director should possess certain attributes, as discussed below. Accordingly, the Board and the Nominating and Corporate Governance Committee ("Nominating Committee") consider the qualifications of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs.
The Nominating Committee is responsible for selecting nominees for election to the Board. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials, attributes, and other factors (as described in greater detail in the Company’s Corporate Governance Guidelines) but does not have any specific minimum qualifications that a nominee must meet. However, the Nominating Committee seeks as directors individuals with substantial management experience who possess the high personal values, judgment, and integrity; an understanding of the environment in which the Company does business; and diverse experience with the key business, financial, and other challenges that the Company faces. In addition, in considering the nomination of existing directors, the Nominating Committee takes into consideration (i) each director’s contribution to the Board; (ii) any material change in the director’s employment or responsibilities with any other organization; (iii) the director’s ability to attend meetings and fully participate in Board and committee activities on which the director serves; (iv) whether the director has developed any relationships with the Company or another organization, or other circumstances that may have arisen, that might make it inappropriate for the director to continue serving on the Board; and (v) the director’s age and length of service on the Board.
The Nominating Committee recognizes that a broad diversity of backgrounds, experiences, and cultures, including on the basis of gender, race, ethnicity, underrepresented communities, viewpoints, and practical experiences, can enhance the effectiveness of the Board, and analyzes this as a part of its evaluation of each candidate. The Nominating Committee takes into account how each candidate’s diversity of background, experience, qualifications, attributes, and skills may complement, supplement, or duplicate those of other prospective candidates. The Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board, which as discussed below is one of the committee’s responsibilities. In addition, the Board is committed to having a membership that reflects a diversity of ethnicity, race, and gender.
Based on the parameters described above, the Board has determined that the nine directors standing for reelection have the qualifications, experience, and attributes appropriate for a director of the Company. As reflected below, each director has a varied background in the real estate industry, finance, capital markets, public policy and/or agriculture. These are all areas that are integral to the strategy, operations, and successful oversight of the Company.

Board Composition and Leadership Structure
The Board is currently composed of ten directors whose terms will expire at the Annual Meeting. As previously disclosed, in accordance with our Bylaws, the Board has determined to fix the number of directors constituting the Board at nine (9) effective immediately upon adjournment of the Annual Meeting. Additional reduction in the number of directors by the 2027 annual meeting is discussed below under the heading "Board Refreshment, Succession Planning and Board Size Reductions."
The Board’s leadership is structured so that the Chairman of the Board and CEO are separate positions. The Chairman of the Board is also an independent director. The Board believes that this structure is appropriate for the Company and its shareholders at this time because it provides an additional layer of managerial oversight and risk management as to management and management’s activities and allows the Board to act independently of management. The Board believes Mr. Metcalfe’s finance background and capital structure experience within the real estate industry at a time when the Company will be evaluating various new sources of capital make him qualified to serve as Chairman of the Board at this time.
The Board believes that its programs for overseeing risk, as described under “Board’s Role in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Director Qualifications and Biographical Information
In keeping with its stated criteria for director nominees described in the section entitled “Consideration of Director Nominees” above, the Nominating Committee determined that each director has substantial management experience, exhibits the highest personal values, judgment, and integrity, and possesses both an understanding of the environment in which the Company does business and diverse experience with the key business, financial, and other challenges that the Company faces. Each director is or has been a leader in his or her respective field and brings diverse talents and perspectives to the Board. The Nominating Committee also considered the experience and qualifications outlined below in the biographical information for each director, including the current director nominees, as well as other public company board service.
Board Refreshment, Succession Planning and Board Size Reductions
One half of our current directors joined the Board within the past two years. Ms. Gammon and Messrs. McCall, Speron and Yee joined the Board in 2024, and Mr. Dakos joined the Board in 2025. As noted above, Director Yee has indicated his retirement at adjournment of the Annual Meeting and will not be standing for reelection (as a result, the Board size has been reduced to nine directors upon adjournment of the 2026 Annual Meeting). The Board believes these new directors have further strengthened the Company’s commitment to growing diversified cash flow streams while also advancing the sustainable development of our entitled land assets, and bring a diversity of experience and background from their decades of practical executive-level experience in banking, finance, accounting, land and master planned community development, and business operations.
As reported in prior securities filings and as discussed at the November 2025 investor event and in earnings calls, the Board previously instructed the Nominating Committee to review and propose recommendations on Board size and committee structure changes for Board consideration. As a result of this review and based on recommendations from the Nominating Committee, the Board unanimously adopted a resolution expressing the intention to further reduce the number of Directors in light of Board Chair Metcalfe’s and Director Bielli’s stated intentions to retire and not seek reelection at the 2027 annual meeting (if reelected at the Annual Meeting), such that by the 2027 annual meeting the Board will be comprised of seven Directors. This further reduction in Board size will be formally approved by Board action at the time of said retirements as provided by Article III, Section 2 of the Bylaws. Additionally, the Board unanimously adopted a resolution to eliminate the Board’s Executive Committee, effective immediately on adoption of such resolution (i.e., as of March 9, 2026).

In taking these actions, the Board believes it has aligned its current makeup for effectively executing on the Company's business plans and has also taken specific action to right-size the Board for the Company's future, while preserving needed expertise.

Key Qualifications, Characteristics and Skills of Our Director Nominees

	Independent	Leadership	Industry	Operating & Investment	Financial	Business Development	Corporate Governance & Law	Other Boards

Betts, Steven A.	•	•	•			•	•	•
Bielli, Gregory S.		•	•	•	•	•	•
Gammon, Denise	•	•	•			•	•
Dakos, Andrew	•	•		•	•			•
Leggio, Anthony L.	•	•	•		•	•	•	•
McCall, Jeffrey J.	•	•	•	•	•
Metcalfe, Norman J.	•	•	•	•	•			•
Speron, Eric H.	•	•	•	•	•		•	•
Tisch, Daniel R.	•	•		•	•			•

The following table sets forth information regarding the Board’s nominees for directors at the 2026 Annual Meeting.

	Director Since	Age

Steven A. Betts	2014	68
Mr. Betts is Managing Director of Development for Holualoa Companies, a 37-year-old real estate investment and development company with three-quarters of a billion dollars in commercial, multifamily and hospitality assets held and under development all across the U.S. and in Europe. He has held this position since August 2020. Prior to this, he served as a strategic advisor to Holualoa since 2015. Mr. Betts is also President of Betts Real Estate Advisors, a consulting company he founded in 2017. He has served as a strategic advisor to the Southwest Division of Hines, one of the largest commercial investment and development companies in the world, since 2015; as a strategic advisor to Concord Wilshire Capital, a hospitality and residential investor and developer in Florida and California since 2020. Mr. Betts serves as a strategic advisor to DeRito Partners Development Inc., a Phoenix area retail and auto mall developer, and to BNSF Railway's industrial development division. He is the Chairman of University Realty, a subsidiary of Enterprise Partners, an affiliate of Arizona State University. He was also the Director of Development for Chanen Development Company, an affiliate of Chanen Construction, headquartered in Phoenix, from November 2013 to the end of 2018. Briefly, from June to October 2013, he served as the interim CEO of the PhoenixMart project. Mr. Betts also served as the Senior Vice President and Managing Director of Assets for the ASU Foundation from March 2012 through May 2013. Prior to these endeavors, Mr. Betts was President and CEO of SunCor Development Company (“SunCor”) from 2005 to 2010, a half- billion-dollar-plus asset-based subsidiary of the publicly traded Pinnacle West Capital Corporation. SunCor was a developer of master planned communities throughout the Mountainwest and large-scale commercial projects in Metropolitan Phoenix. Mr. Betts holds numerous private board and committee posts, including on the Board of Directors of Arizona State University’s Enterprise Partners, the Executive Committee and Board of the Greater Phoenix Economic Council, Board member and Chair of the Audit Committee of the Arizona Community Foundation, Emeritus Board of Trustees and Past Chairman of the Arizona Chapter of The Nature Conservancy, member and a past-Chairman of the Urban Land Institute-Arizona District Council and Governance Committee. Mr. Betts received his law degree with honors from DePaul University and a B.A. with honors from Augustana College.
Our Board believes that Mr. Betts’ master planned community, multi-family, and commercial development background makes him well qualified to serve as a director.

Gregory S. Bielli	2013	65

	Director Since	Age

Mr. Bielli served as President and CEO of Tejon Ranch Co. from December 2013 until his retirement on March 31, 2025. From April 1, 2025 through March 31, 2026, Mr. Bielli served the Company pursuant to a post-retirement consulting agreement (this agreement ended on March 31, 2026), providing strategic counsel to the Board and current Chief Executive Officer. Mr. Bielli presently is the managing member of MKC Advisors, LLC, a real estate development and consulting firm (and with whom the Company has contracted in relation to the consulting agreement referenced in the previous sentence), a position he has held since July 2024. Mr. Bielli previously served as the Chief Operating Officer for the Company from September 2013 through November 2013. Mr. Bielli has in excess of 36 years of experience in real estate, land acquisition, development, and financing. Prior to Tejon Ranch, he was a regional president of Newland Communities, one of the country’s largest and most successful master planned community developers. Mr. Bielli served as President of Newland’s Western Region from 2006 until September 2013. Mr. Bielli earned a bachelor’s degree in political science from the University of Arizona in 1983.
Our Board believes that Mr. Bielli’s experience in real estate operations, specifically master planned communities, and his position as the former CEO of the Company, make him well qualified to serve as a director.

Andrew Dakos	2025	60
Andrew Dakos, is a principal and partner in Bulldog Investors, LLP, an SEC registered investment advisor that manages three NYSE listed SEC registered investment companies and separately managed accounts, since 2009. Since 2019, he has also been a Managing Partner of Ryan Heritage, LLP, an SEC registered investment advisor that manages an exchange traded fund (ETF) and separately managed accounts. He is a Principal of the former general partner of several private investment partnerships in the Bulldog Investors group of private funds. Over the past five years, he has served as Director of (and currently serves as President of) Special Opportunities Fund, Inc., Chairman and President of Total Return Securities Fund (f/k/a The Swiss Helvetia Fund, Inc.), Director of Brookfield DTLA Fund Office Trust Investor, Inc., Director of BNY Mellon Municipal Income Inc. and Trustee of High Income Securities Fund. Director Dakos holds a Bachelor of Science degree in Business Administration from the University of Delaware.
Our Board believes that as a representative of a significant investor, and someone with extensive experience in capital markets, investment practices and business operations, Mr. Dakos is well qualified to serve as a director.

Denise Gammon	2024	62
Ms. Gammon has been the President of Gammon Real Estate Advisors, a development services advisory firm engaged on master planned community projects, including in California, Colorado and Hawaii, since February 2019. Prior to Gammon Real Estate Advisors, Ms. Gammon served as Executive Managing Partner/Mixed-Use, Multi-Family of Holland Partner Group, a real estate development firm, from 2016 to 2018. Previously, Ms. Gammon served as President of Communities, Mixed Use Group of McWhinney Development, a mixed-use master plan development company, from 2011 to 2013, and Senior Vice President of Development for Forest City, a master planned development, from 1999 to 2010. Ms. Gammon has also held roles with The Irvine Company and Simeon Residential Properties. Ms. Gammon has been involved in over $5 billion in land acquisitions, dispositions and project capitalizations. Ms. Gammon holds a Bachelor of Science degree in Business/Finance from the University of Colorado.
Our Board believes that Ms. Gammon’s experience in real estate and land development, specifically with respect to master planned communities in California, makes her well qualified to serve as a director.

Anthony L. Leggio	2012	73

	Director Since	Age

Mr. Leggio has been President of Bolthouse Properties, LLC, a diversified real estate development company with commercial, residential, and agricultural holdings since January 2006. Prior to serving at Bolthouse Properties, Mr. Leggio served as Vice President and General Counsel of Wm. Bolthouse Farms from July 2001 until December 2005. Previously, Mr. Leggio was Managing Partner of the law firm of Clifford and Brown for nearly 25 years. Mr. Leggio served as a director of Valley Republic Bank from 2008 until its merger with Tri Counties Bank in March 2022. Since the merger he has been a director of Tri Counties Bank. Mr. Leggio also serves as a director of private companies Three Way Chevrolet Company since 2000 and Mark Christopher Chevrolet since 2001. Mr. Leggio received his B.S. degree from the University of the Pacific and his J.D. from the University of the Pacific, McGeorge School of Law.
Our Board believes that Mr. Leggio’s real estate development and agricultural experience, his tenure as chief executive officer of a real estate development company and his legal experience make him well qualified to serve as a director.

Jeffrey J. McCall	2024	54
Mr. McCall served as Chief Operating and Financial Officer at Quarterra Group, Inc., a Lennar Corporation subsidiary that oversees multi-strategy residential real estate investments, from May 2021 through March 2025. Prior to and while serving at Quarterra, Mr. McCall served as Executive Vice President of Lennar Corporation, one of the nation’s largest publicly traded real estate development companies, from February 2018 to March 2025. Mr. McCall previously led operations and corporate finance as Chief Financial Officer for CalAtlantic Group, Inc. and its predecessor Standard Pacific Corp., a national home builder, from June 2011 to February 2018. Mr. McCall holds a Bachelor of Science in Finance (graduating magna cum laude) from Northern Illinois University, and holds a Master of Business Administration (with concentrations in Accountancy and Finance) from the University of Chicago.
Our Board believes that Mr. McCall’s experience in finance, accounting and business operations and his service as an executive in real estate development companies make him well qualified to serve as a director.

Norman J. Metcalfe	1998	83
Mr. Metcalfe has served as Chairman of the Company’s Board of Directors since 2014. Mr. Metcalfe has an extensive history and background in real estate development and home building. He previously was Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation’s largest real estate and community development companies. Mr. Metcalfe retired from The Irvine Company in 1997. Mr. Metcalfe is the owner and sole proprietor of Norman Metcalfe Consulting, Inc. Prior to The Irvine Company, Mr. Metcalfe spent over 20 years in various real estate, corporate finance, and investment positions with the Kaufman and Broad/SunAmerica family of companies. These positions included President and Chief Investment Officer of SunAmerica Investments and Chief Financial Officer of Kaufman and Broad Home Corporation (currently known as KB Home). Mr. Metcalfe served as a director of CalAtlantic Homes from 2000 until February 2018. Mr. Metcalfe received a B.S. and an M.B.A. from the University of Washington.
Our Board believes that Mr. Metcalfe’s extensive financial experience, understanding of capital structure within the real estate industry, and experience in publicly held companies make him well qualified to serve as a director.

Eric H. Speron	2024	46
Mr. Speron has worked with First Foundation Advisors since June 2007, and currently serves as Managing Director of Equities. First Foundation is a banking, trust services, financial planning and investment management company, and Mr. Speron is the portfolio manager of FBBYX, the First Foundation Total Return Fund. Prior to the role at First Foundation Advisors, and between June 2002 and June 2007, Mr. Speron was a Vice President with JP Morgan's Institutional Equity division. Mr. Speron currently serves as a director for Alico, Inc., Tandy Leather, Inc. and Keweenaw Land Association, positions he has held since February 2026, April 2023, and May 2021, respectively. Between January 2016 and May 2022, Mr. Speron served as the lead independent director of Vidler Water. Mr. Speron holds a Bachelor of Arts from Georgetown University, with a double major in History and Government, and a minor in English. Mr. Speron is a Chartered Financial Analyst.
Our Board believes that Mr. Speron’s depth of financial experience, understanding of business operations in key company segments such as water assets and retail, and experience in corporate governance make him well qualified to serve as a director.

	Director Since	Age

Daniel R. Tisch	2012	75
Mr. Tisch has been the managing member of TowerView LLC, an investment fund of the Tisch Family, since 2001. Since January 2012, Mr. Tisch has also served as a director of Vornado Realty Trust, a real estate investment trust. Mr. Tisch graduated from Brown University and has over 51 years of investing experience. Mr. Tisch worked for major Wall Street firms from 1973 to 1989 and has been managing investment partnerships since then.
Our Board believes that Mr. Tisch’s investment industry background and his experience in capital raising and risk management make him well qualified to serve as a director.

CORPORATE GOVERNANCE MATTERS
The Board has determined that all directors, except Mr. Bielli, are “independent” under the listing standards of the NYSE and the Company’s categorical criteria used to determine whether a director is independent (the “Independence Standards”). The Independence Standards are set forth in Attachment A to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), and a copy of the Independence Standards is attached as Appendix D to this Proxy Statement. Thus, the Board determined that the following directors are independent: Steven A. Betts, Andrew Dakos, Denise Gammon, Anthony L. Leggio, Jeffrey J. McCall, Norman J. Metcalfe, Eric H. Speron, Daniel R. Tisch, and Kenneth G. Yee. Also, in making its independence determinations, the Board reviewed additional information provided by the directors and the Company with regard to any business or personal activities or associations as they may relate to the Company and the Company’s management. The Board considered this information in the context of the NYSE’s objective listing standards, the Independence Standards, and for directors serving on committees, the additional standards established for members of audit committees and compensation committees. In reaching a determination on these directors’ independence, the Board considered that neither the directors nor their immediate family members have within the past three years had any direct or indirect business or professional relationships with the Company other than in their capacity as directors.
The Board’s independence determinations included a review of business dealings at companies where the directors serve as directors or outside consultants, all of which were ordinary course business transactions. The Board also performed a review of the Company’s charitable contributions to any organization where a director serves as an executive officer and found no contributions in excess of the Independence Standards or the NYSE’s objective listing standards.
The independent directors of the Board meet regularly in executive sessions outside the presence of management. Executive sessions are generally held during board meetings. As Chairman of the Board, Mr. Metcalfe presides over these executive sessions.
During 2025, there were eight meetings of the Board. All members of the Board attended at least 75% of the aggregated meetings of the Board during 2025 (and with respect to Mr. Dakos, following his election to the Board at the 2025 annual meeting of shareholders).
The Company’s policy is that all directors are expected to attend every annual meeting of shareholders. Eleven directors (constituting the entire Board at the time) attended the 2025 annual meeting of shareholders.

COMMITTEES OF THE BOARD
Standing committees of the Board in 2025 included the Executive, Audit, Compensation, Real Estate, and Nominating Committees. As noted above, the Executive Committee was eliminated on March 9, 2026. Each standing committee, except for the Executive Committee, is governed by a written charter. The current charter for each of those committees is available on the Company’s website, https://ir.tejonranch.com, in the Corporate Governance/Board of Directors section of the Investor Relations webpage and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243. The current members of the current standing committees as of the date of this proxy statement are set forth below:

	Audit Committee	Compensation Committee	Nominating Committee	Real Estate Committee
Steven A. Betts
Gregory S. Bielli
Andrew Dakos
Denise Gammon
Anthony L. Leggio
Jeffrey J. McCall
Norman J. Metcalfe*
Eric H. Speron
Daniel R. Tisch
Kenneth G. Yee
Meetings in 2025	6	5	5	3
Committee Chair     Committee Member
*As Chairman of the Board, Mr. Metcalfe serves as ex officio member of all Board Committees and served as the Chairman of the Executive Committee (until its elimination in March 2026). As part of succession planning at the committee levels, in 2025 each committee other than the Executive Committee appointed a Vice Chair as follows: Audit Committee, Jeff McCall; Compensation Committee, Kenneth Yee; Nominating Committee, Eric Speron; and Real Estate Committee, Denise Gammon.
The major functions of each of the above committees, including their role in oversight of risks that could affect the Company, are described briefly below.
Each year, the Board performs a self-evaluation to assess its effectiveness and the participation of each board member. In addition, on an annual basis, the Audit Committee, Real Estate Committee, Compensation Committee, and Nominating Committee all perform self-evaluations to measure their effectiveness. The results of these self-evaluations are distributed to and reviewed by the Board.

The Executive Committee
Except for certain powers that, under Delaware law, may be exercised only by the full Board, or which, under the rules of the SEC or the NYSE, may only be exercised by committees composed solely of independent directors, the Executive Committee had the ability to exercise all powers and authority of the Board in the management of the business and affairs of the Company. As reported in a previous regulatory disclosure, on March 9, 2026, the Board unanimously approved the elimination of the Executive Committee effective the date of approval. The Board determined, based on its thoughtful review of the Company's governance needs and in consideration of investor input on the topic that, given the reduction in Board size, this committee need not remain a standing committee of the Board.
The Audit Committee
The Audit Committee represents and assists the Board in discharging the Board’s oversight responsibility relating to (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal, regulatory requirements, and cybersecurity controls; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and the Company’s independent auditor; (v) monitoring of security and data privacy; and (vi) the oversight of risks from cybersecurity threats. The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the independent auditor and approves all audit and non-audit services the independent auditor performs. As part of the Board’s oversight of the Company’s risk management process, the Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management including cybersecurity risks and controls. In addition, the Audit Committee also reviews and approves related party transactions in advance. The Audit Committee reports regularly to the full Board with respect to its activities.
In its annual self-evaluation, the Audit Committee reviews and assesses how effectively it fulfilled these purposes over the prior year and identifies areas for improvement. The Audit Committee also periodically reviews and updates its pre-approval and hiring policies related to the independent auditor. The Audit Committee engages proactively with Deloitte and management as needed in order to understand the status and strategy of the Company’s audit and to discuss new accounting standards or potentially significant events that may impact the Company’s financial reporting.
The Audit Committee stresses the importance of a high-quality independent audit through effective Audit Committee oversight for high quality financial reporting to investors. The Audit Committee plays a vital role in the financial reporting process through its oversight of financial reporting, including internal controls over financial reporting, and over the external, independent audit process through direct reporting of the independent auditor to the Audit Committee.
The Board has determined that each member of the Audit Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards, and that each member of the Audit Committee is financially literate and meets the requirements for audit committee membership set forth in Rule 10A-3 of the Exchange Act. The Board has further found that Mr. Leggio qualifies as an “audit committee financial expert” for the purposes of Item 407(d)(5) of Regulation S-K and has “accounting or related financial management expertise” as described in the listing standards of the NYSE.

The Compensation Committee
The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs, and it assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees. It also reviews and approves corporate goals and objectives relevant to the compensation of top managerial and executive officers, including the CEO, evaluates their performance in light of those goals and objectives, and makes recommendations to the Board regarding their compensation. It administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans and grants of awards thereunder. It also reviews and recommends to the Board the design of other benefit plans, employment agreements, and severance arrangements for top managerial and executive officers. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, reviews the results of this assessment, and also assesses the results of the Company’s most recent advisory vote on executive compensation. It approves, amends, or modifies the terms of any compensation or benefit plan that does not require shareholder approval, if delegated to the Committee by the Board. It reviews and recommends changes for the compensation of directors, and it reviews succession plans relating to positions held by senior executive officers. It reports regularly to the Board with respect to its activities.
The Compensation Committee is authorized to delegate to a subcommittee consisting of not less than two members of the Compensation Committee the responsibility to review specific issues, meet with management on behalf of the Committee regarding such issues, and prepare recommendations for reports or review by the Committee. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE for directors and compensation committee members and under the Company’s Independence Standards.
The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other executive officers have any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company.
The Compensation Committee continues to engage an independent compensation consultant to support its review of executive compensation programs. Additional detail is provided below.
The Nominating and Corporate Governance Committee
The Nominating Committee is charged with assessing existing directors to determine whether to recommend them for reelection to the Board, identifying and recruiting potential new directors, establishing a procedure for consideration of director candidates recommended by shareholders, and recommending candidates to be nominated by the Board or elected by the Board, as necessary, to fill vacancies and newly created directorships. It also reviews and makes recommendations to the Board regarding the structure, composition, and functioning of the Board and its committees, and evaluates and recommends changes to the Corporate Governance Guidelines. The Nominating Committee also annually reviews the independence of all directors and evaluates the Board’s performance.
The Board has determined that each member of the Nominating Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards.

The Nominating Committee is pleased to consider any properly submitted recommendations of director candidates from shareholders. Shareholders may recommend a candidate for consideration by the Nominating Committee by sending written notice addressed to the Nominating and Corporate Governance Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. Shareholders may also nominate persons for election to the Board by providing timely notice in writing to the Secretary of the Company pursuant to the procedures set forth in the Company’s Certificate of Incorporation and Bylaws. See “Shareholder Proposals for 2027 Annual Meeting” for additional information on the procedure for shareholder nominations.
The Nominating Committee has the authority under its charter to hire and pay a fee to outside counsel, experts, or other advisors to assist in the process of identifying and evaluating candidates. No such outside advisors were used during 2025, and, accordingly, no fees were paid to such advisors during 2025. Past practice has been for the Nominating Committee to seek recommendations for new directors from current directors, the CEO, shareholders, and outside advisors.
The Real Estate Committee
The Real Estate Committee provides oversight, guidance, and strategic input into management plans and operations for development and entitlement of Company land. It reviews and either approves or recommends to the Board appropriate action on significant proposed real estate transactions and development pro formas and budgets. It reports regularly to the full Board with respect to its meetings.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees. The Company intends to disclose any amendments to its Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on its website within four business days following the date of such amendment or waiver. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents (including Attachment A to the Corporate Governance Guidelines, which constitutes the Company’s Independence Standards) are available on the Company’s website, https://ir.tejonranch.com, in the Corporate Governance section of the webpage, and are available in print form upon request to the Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243.

SUCCESSION PLANNING
The Board, with the assistance of the Compensation Committee, oversees succession plans for the CEO and other senior executive officers. These plans relate both to succession in emergency situations and longer-term succession. As set forth in the Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee reviews the Company’s succession planning for senior executive officers at least annually. The CEO also provides the Board with input regarding these matters.

BOARD’S ROLE IN RISK OVERSIGHT
The full Board oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value, support the achievement of strategic objectives, and improve long-term organizational performance. The full Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company, and reviews the steps taken by management to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategic plan that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. As the Company’s assets and real estate projects are long-term in nature, the Board, with input from management, evaluates both near-term and long-term risks associated with land development, such as financing risks and changes to regulations that could negatively impact the Company. The full Board assesses risk throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic, cybersecurity and compensation risks. In addition to discussing risk with the full Board, the independent directors discuss risk management during executive sessions without management present.
While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management; focuses on financial risk, including internal controls; and discusses the Company’s risk profile with the Company’s internal auditors. The Audit Committee is responsible for the oversight of risks from cybersecurity threats. Members of the Audit Committee receive updates on a quarterly basis from senior management regarding matters of cybersecurity. This includes existing and new cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity and data privacy incidents (if any) and status on key information security initiatives. Over the last three years, the Company has not experienced a material information security breach, therefore the Company has not incurred any expense related to a security breach. The Audit Committee also reviews potential violations of the Company’s Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk-taking. Finally, the Nominating Committee assesses the independence of directors and evaluates potential new Board nominees, which allows it to limit the risk associated with having conflicted or otherwise inappropriate directors. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, and additional review or reporting on risks is conducted as needed or as requested by the Board and its committees.
The Compensation Committee has also reviewed the design and operation of the Company’s compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

ESG OVERSIGHT
The Board oversees the Company’s environmental, social, and governance (“ESG”) goals and objectives. Specific ESG topics are overseen by the Board committee generally responsible for the subject matter. For example, the Nominating Committee has oversight responsibility for the corporate governance aspects of ESG, the Compensation Committee has oversight of matters related to human capital management, and the Audit Committee generally oversees regulatory compliance matters such as health and safety. The Board continues to believe that it is the appropriate body to oversee the development and implementation of the Company’s ESG and sustainability efforts, which focus on the Company’s efforts to positively impact both people and planet.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for the individuals who served as our principal executive officer and principal financial officer during 2025, as well as our other NEOs for 2025.

Name	Title
Matthew Walker	President and Chief Executive Officer
Robert D. Velasquez	Senior Vice President and Chief Financial Officer and Chief Accounting Officer*
Hugh F. McMahon	Executive Vice President, Real Estate
Michael R.W. Houston	Senior Vice President, General Counsel and Corporate Secretary
Gregory S. Bielli	Former President and Chief Executive Officer **
Allen E. Lyda	Former Executive Vice President and Chief Operating Officer ***
Brett A. Brown	Former Executive Vice President and Chief Financial Officer ****
* Mr. Velasquez was appointed Chief Financial Officer effective July 15, 2025.
** Mr. Bielli served as President and Chief Executive Officer until his retirement on March 31, 2025.
*** Mr. Lyda served as Executive Vice President and Chief Operating Officer until his retirement on March 1, 2025.
**** Mr. Brown served as Executive Vice President and Chief Financial Officer until July 11, 2025.
Executive Summary
2025 was a year of significant change for the Company, marked by leadership transitions and continued advancement of our long-term strategy. Matthew Walker joined as President and CEO, while Robert Velasquez was appointed Senior Vice President and Chief Financial Officer. Gregory S. Bielli retired as CEO on March 31, 2025, and Brett Brown and Allen Lyda also departed the Company in 2025. Amid these changes, the Company remained focused on executing its strategic priorities and positioning the business for long-term value creation.
2025 Performance and Compensation Outcomes
Results for 2025 reflected progress across many areas, though performance did not fully meet target levels. Consistent with our pay-for-performance philosophy, executive compensation outcomes reflected this performance:
•Adjusted EBITDA: The Company Adjusted EBITDA results were below target. Performance reflected higher corporate expenses, including costs associated with the contested board election and proxy defense, as well as lower equity earnings from unconsolidated joint ventures. These impacts were partially offset by improved operating results in the commercial/industrial segment driven by land sales activity and stronger performance in the farming segment, including increased pistachio revenues reflecting their on-bearing year.
•Annual Incentives: Payouts were above threshold but below target, reflecting overall performance that fell short of plans.
•Long-Term Incentives (2023–2025 cycle): In milestone awards, only one of three performance milestones was achieved, one was not achieved, and one milestone was removed by the Compensation Committee due to the Company making a strategic decision to not proceed during the timeframe), This resulted in approximately 50% of target shares earned.
•PVUs: No awards vested, as share price performance did not meet required thresholds.

•Short-Term Milestone Objectives: Delivered on a range of operational, strategic and stakeholder-focused objectives aligned with the Company’s annual business plan, with the CEO and all NEOs achieving greater than 95% of established targets.
These outcomes demonstrate a direct alignment between compensation and performance, with reduced or forfeited payouts where performance objectives were not achieved.
Shareholder Engagement and Governance
Following the 2025 annual meeting, including engagement conducted during and after the proxy contest, the Company undertook extensive shareholder outreach to better understand investor perspectives on strategy, governance, and executive compensation. Through meetings, calls, and investor events, we engaged with shareholders representing a significant portion of shares outstanding, and feedback from these discussions informed actions taken by the Board and Compensation Committee, including enhancements to our governance practices and executive compensation program.
2026 Compensation Changes
In light of 2025 performance outcomes and shareholder feedback, the Compensation Committee implemented enhancements to the executive compensation program for 2026 to further strengthen alignment between pay and long-term shareholder value creation.
Key changes include:
•Increased emphasis on performance-based compensation, including greater weighting on financial metrics tied to recurring cash flow
•Introduction and increased weighing of rTSR as a long-term performance metric to align outcomes with shareholder experience
•Refinements to annual incentive metrics, including increased weighting on adjusted EBITDA performance
•Continued focus on at-risk compensation, with a majority of executive pay tied to performance-based outcomes
•These changes are designed to reinforce accountability, enhance alignment with shareholder interests, and support the Company’s long-term strategic objectives.
Our Business
We are a diversified land, agribusiness and real estate company focused on long-term value creation through the development and management of our land-based assets.
We create shareholder value through three key drivers:
•Expanding business operations and earnings from TRCC
•Advancing development of master planned communities, including Grapevine, Centennial, and Mountain Village
•Generating revenue and income from other operations, including multifamily, mineral resources, farming, and non-TRCC commercial and ground leases
Our real estate development activities are inherently multi-year in nature, and progress is measured through the achievement of key development and entitlement milestones over time. In addition, certain revenue streams, including farming and mineral resources, are subject to variability due to market conditions and other external factors, which may result in fluctuations in annual financial performance.

2025 Operational and Financial Results
    Overall, 2025 results reflected continued progress in executing the Company’s long-term business strategy, despite certain headwinds as well as higher one-time costs associated with the 2025 contested board election and proxy defense efforts. At the same time, the Company made meaningful progress across its development activities, including continued expansion at TRCC and advancement of its master-planned communities, which we believe position the Company to drive long-term shareholder value.
2025 Performance Highlights
•Adjusted EBITDA of $7.9M, below target due to timing and costs
•Commercial/industrial revenue increased 20%, driven by land sales
•Farming revenue increased 35%, driven by pistachio production
•Equity in earnings from joint ventures declined due to lower fuel and non-fuel revenues
•Multifamily platform launched with completion of Terra Vista and initial lease-up
•Higher corporate expenses driven by proxy contest and related costs
•Outlets at Tejon occupancy increased to 93%
•Nestlé completed construction of its distribution facility, triggering back end land sale revenue recognition (TRCC East)
•Continued advancement of master-planned communities and entitlements

Pay-for-Performance
Company performance in 2025 was meaningful in many areas, though not all objectives were met. Consistent with our pay-for-performance philosophy, incentive payouts were above threshold but below target, as follows:
Annual Cash Incentives
Total incentives earned were just above the required threshold, with overall performance falling short of the full target. Contributing factors included:
•Adjusted EBITDA Achievement: The Company's Adjusted EBITDA in 2025 was below the targeted level. Results benefited from increased land sales activity within the commercial/industrial segment and improved farming performance, including higher pistachio production. These positive contributions were partially offset by higher corporate expenses, including costs associated with the contested board election and proxy defense efforts, as well as lower equity earnings from unconsolidated joint ventures.
•Short-Term Milestone Objectives. For 2025, four milestone objectives were established that supported the Company's long-term growth strategy. Performance nearly met target levels for three of the milestones and one milestone was not achieved.
•Individual Performance: Our CEO and Compensation Committee consider individual performance in determining final payouts. For 2025, achievement levels across our NEOs ranged from 96% to 99%.

Long-Term Incentives
For the Company's long-term incentive strategy, 2025 represented a transition year, where the overall compensation program demonstrated alignment with the Company's financial performance. For Messrs. Velasquez, McMahon, and Houston, it represented the final performance year of the 2023 – 2025 Long-Term Milestone and 2023-2025 Price-Vested Unit awards. Messrs. Bielli and Lyda did not receive any new grants during 2025. As the incoming CEO, Mr. Walker received a combination of 50% time-based RSUs and 50% performance-based stock awards (see Mr. Walker: Incoming CEO Compensation section below). Awards earned in 2025 varied by metric, with some payouts achieved while other awards were forfeited due to not achieving targeted goals.

•2023 – 2025 Milestone Objective Awards: The original 2023 Milestone awards included three key objectives, of which only one was completed. During the performance period, management recommended and the Board approved a determination to not pursue the Grapevine North master planned community, thereby negating one of the milestones. As such, the Committee determined that the decision regarding Grapevine North was in the best interest of the Company, as a result, 50% of the targeted shares were earned based on achieving one of two remaining milestones.

•2023-2025 Price-Vested Units: The NEOs failed to meet the 2023 PVU price appreciation objectives, as the stock price of $15.77 at December 31, 2025 was less than the target price of $20.72. As a result, no 2023 Price Vested Unit grants vested.
•2025 Non-CEO Equity Awards: Messrs. Velasquez, McMahon, and Houston received grants of time-vested RSUs and PVUs that have a performance period from 2025-2027.

2026 Compensation Plan Update

With the leadership change in 2025 and go-forward compensation plan update, the Company conducted a thorough review of the executive compensation strategy. Key elements of the go-forward plan include:

•Annual Incentive Plan: Maintained most of the key metrics (e.g., Adjusted EBITDA vs. budget, milestone achievement, individual objectives), modified allocations among metrics, and introduced a new metric of Adjusted EBITDA growth that measures performance improvement for assets held for at least one year to represent “same store growth” equivalents
•Long-Term Incentive Plan: Adopted various changes to align the leadership team on achieving key goals that will drive shareholder value, including:
•Set all NEOs at the same equity mix, with 60% of awards being performance-based and 40% in time-vested RSUs
•Retained the long-term milestone framework (decreased to 30% weighting), but shifted to a strategy of granting new awards in each year instead of the legacy approach of one large grant to cover a single 3-year cycle (e.g., 2023 – 2025)
•Adopted a new 3-year rTSR program (increased to 30% weighting) to replace the previous Price Vested Unit program
Executive Compensation Strategy: Linked to Business Objectives, Reflecting Shareholder Inputs

Compensation Philosophy and Practices
Our executive compensation program is designed to align with our pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives directly linked to the creation of shareholder value. The combined focus of long-term value creation and near-term achievement of corporate and financial objectives are reinforced in our executive compensation programs. Our strategy includes several key principles, where compensation should reflect:
•Our business strategy and values.
•Pay for performance, with a significant portion of total compensation that is performance-based, and a balance of short-, mid-, and long-term performance.
•Financial, strategic, and individual performance.
•Rewards which are competitive with comparable companies and deliver pay that will enable attraction and retention through longer development cycles.
•Alignment between management shareholders.
Our long-term and short-term performance incentive plans are designed to reward the NEOs for success on annual Adjusted EBITDA performance because generating stable, compounding, recurring cash flow is critical to the Company’s long term growth and value creation. We also measure success in moving commercial and residential projects forward along the real estate development continuum. Success in achieving these performance objectives is critical to the creation of value within our land assets. Due to the long-term nature of the real estate development process in California, the increase in value of land within our projects is not immediately recognized in stock market value, as revenue generation generally begins once projects enter the execution phase of development. Therefore, we measure, and reward, progress based on achievement of milestone related goals as one component of our incentive program.
We view our long-term incentive program in three-year performance periods. Beginning in 2026, milestone-based awards are granted annually, each subject to a rolling three-year performance measurement period. Our performance milestones are tied to a variety of factors designed to create long-term value for our shareholders such as planning and design, achievement of land entitlements, capital acquisition, successful defense of litigation against our entitlements, development of projects, and finally sales, leasing and operating performance within our investments. The current three-year performance milestone period is from 2026 through 2028.

WHAT WE DO		WHAT WE DO NOT DO

✓Utilize multiple performance metrics in our incentive plans tied to our short- and long-term goals equity vehicles	✖	No tax gross-ups for executive officers on perquisites or change-in-control-related payments

✓Employ objective short-term goals for the majority of our NEOs’ annual incentive opportunities	✖	No hedging of TRC stock

✓Provide a majority of equity compensation opportunity through performance-based compensation elements	✖	No pledging of TRC stock

✓Align a significant portion of long-term equity opportunity to project milestones that are linked to shareholder value creation	✖	No holding of TRC stock in margin accounts

✓Maintain an executive compensation recovery (clawback) policy, consistent with SEC and NYSE requirements, to ensure accountability	✖	No repricing or replacing underwater equity awards without shareholder approval

✓Require executives and directors to own Company stock to reinforce the alignment of their interests with those of our shareholders	✖	No “single trigger” cash severance or stock grant vesting based solely upon the occurrence of a change in control.

✓Utilize an independent compensation consultant who reports directly to the Compensation Committee	✖	No large bonus payouts without justifiable performance linkage

✓Recognize an independent Chairman of the Board in our corporate governance structure	✖	No guaranteed annual incentive payout

✓Provide an annual shareholder “say on pay” vote	✖	No timing of equity awards in coordination with the release of material non-public information

✓Conduct an Annual Compensation Risk Assessment	✖	No excessive perquisites

The Compensation Committee uses several components of pay that are linked to both our long-term and short- term performance in the executive compensation program, including long-term incentives, annual cash incentives, base pay, and benefits. The chart below illustrates the alignment between our pay programs and our pay principles.

Pay Principles	Long–term Incentives	Annual Cash Incentives	Base Pay	Benefits
Total compensation should reinforce business objectives and values.	•	•	•	•

A significant portion of a NEO’s total compensation should be variable and based on company and individual performance.	•	•

Incentive compensation should balance long-term, intermediate, and short-term performance.	•	•

Incentive compensation should align the interests of NEOs with shareholders.	•	•

Compensation should foster a culture of collaboration, which shares focus and commitment to our Company	•	•

Compensation opportunities should be competitive.	•	•	•	•

A portion of compensation should provide NEOs with a stable, predictable source of income and benefits.			•	•

How We Determine Executive Compensation
2025 Advisory Vote on Executive Compensation and Shareholder Outreach
We hold a say-on-pay advisory vote on executive compensation annually. Accordingly, at our 2025 annual meeting, we provided shareholders with the opportunity to cast a non-binding vote on a proposal regarding the compensation of our named executive officers for the year ended December 31, 2024. At the 2025 annual meeting of shareholders, we received a 59% approval rate on our say-on-pay advisory vote.
Following the 2025 annual meeting, the Board directed management to proactively reach out to our shareholders and advisory service companies to solicit input from our core investor base. Meetings were held in person, virtually and by telephone with investors representing approximately 72% of shares outstanding. Key themes shared by investors were to ensure that executive compensation programs had greater alignment with shareholder returns and that executive pay levels should be calibrated appropriately versus similar firms in the market. This input was incorporated in our overall pay strategy review, with key changes primarily reflected in the 2026 pay program design as shareholder feedback was mainly gathered after 2025 pay decisions had been made.
The Role of the Compensation Committee in Setting Compensation
The Compensation Committee completes a review each year of our compensation plan to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance. Although the Compensation Committee reviews Peer Group data each year, relevant industry market data, and input from our compensation consultant as it determines compensation plans, other considerations are considered. Market data alone does not reflect the strategic value of various roles within our Company. Other considerations when making pay decisions for NEOs include individual experience, sustained performance, historical pay, and realized and realizable pay over three-year periods.

The Compensation Committee is (and was at all times during 2025) composed entirely of independent directors. Our Compensation Committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings.
The Compensation Committee independently reviews and establishes the compensation levels of the CEO; it also annually reviews the performance of the CEO and discusses his performance with him. At the end of a year, the CEO works with the Compensation Committee to establish his goals and objectives to be evaluated for the forthcoming year. The Compensation Committee or Board of Directors, upon recommendation from the Compensation Committee, who receives input and advice from its independent compensation consultant, approve the compensation of our CEO. For the remaining executive officers, the CEO makes recommendations as to compensation levels, including grants of equity awards, for final approval by the Compensation Committee.
The Role of the Compensation Consultant
The Compensation Committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the Compensation Committee in making annual compensation decisions. Since 2018, Semler Brossy Consulting Group, LLC (“Semler Brossy”), has been engaged by the Compensation Committee each year to provide industry compensation data, and to provide the Compensation Committee with advice regarding NEOs’ compensation, including base salaries, annual incentive pay and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The Compensation Committee has also consulted with Semler Brossy to update the peer company compensation data on an annual basis and address specific questions that arise as the committee fulfills their responsibilities as outlined in the Compensation Committee charter. The advisor provides support in addressing changes in trends and best practices for executive compensation, incentive, and equity and/or other best practices that are requested by the Compensation Committee, in order to help inform the Compensation Committee’s decisions. The Compensation Committee re-evaluated its compensation advisory services consultant in 2024. As the result of a competitive proposal process, the Compensation Committee selected Semler Brossy to provide services post-2024, through the “key person” serving the Company was changed in order to provide a new perspective on the overall pay program design in conjunction with bringing on a new CEO and to implement material feedback gathered from shareholders during the 2025 say on pay vote process and subsequent shareholder engagement.
Semler Brossy reports directly to the Compensation Committee, which maintains the authority to direct Semler Brossy’s work and engagement. Semler Brossy interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Semler Brossy attends Compensation Committee meetings, and the Compensation Committee and Semler Brossy meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.
In assessing Semler Brossy’s independence from management in providing executive compensation services to the Compensation Committee, the Compensation Committee considered that Semler Brossy is only engaged by, takes direction from, and reports to, the Compensation Committee for such services and, accordingly, only the Compensation Committee has the right to terminate or replace Semler Brossy as its compensation consultant at any time. The Compensation Committee also analyzed whether the work of Semler Brossy as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✓ The provision of other services to our company by Semler Brossy and its affiliates.

✓ The amount of fees we paid to Semler Brossy and its affiliates as a percentage of Semler Brossy’s total revenue.

✓ Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by it with any executive officer of our company.

✓ Any business or personal relationship of the individual compensation advisors with any Compensation Committee member.

✓ Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest.

✓ Any ordinary shares of our company owned by Semler Brossy, or the individual compensation advisors employed by it.
The Compensation Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to our company has not created any conflict of interest.
Compensation Risk Assessment
As part of its risk assessment process, the Compensation Committee reviewed material elements of executive and non-executive employee compensation. The Compensation Committee concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company. The structure of our compensation program for NEOs does not incentivize unnecessary or excessive risk-taking. The base salary component of compensation does not encourage risk taking because it is a fixed amount. The incentive plan awards have the following risk-limiting characteristics:

✓    Annual short-term incentive awards for each NEO are limited to the fixed maximum specified in the incentive plan. Cash awards under the annual short-term incentive plan are limited to 150% of the target cash award.

✓    Annual short-term incentive awards are based on a review of a variety of performance factors, thus diversifying the risk associated with any single aspect of performance, while amounts received from performance stock awards are based on Company results rather than an individual executive officer’s performance.

✓ The variable compensation program places a greater weight on long-term pay opportunity as compared to short-term opportunity.

✓ The annual incentive plan allocates the highest weighting on overall corporate performance.

✓ Stock awards are not tied to formulas that could focus our NEOs on driving specific short-term outcomes.

✓    The Compensation Committee, which is composed of independent members of our Board, approves final incentive plan cash and stock awards in its discretion after reviewing executive and corporate performance.

✓ All incentive awards are subject to our clawback policy.

✓ The majority of long-term value is delivered in shares of the Company with a multi-year vesting schedule, which aligns the interests of our NEOs to the long-term interests of shareholders.

✓ NEOs are subject to our executive stock ownership requirements.

Market Comparison Review—2025 and 2026 Peer Groups
We aim to attract and retain highly qualified executive officers in an extremely competitive market, and the Compensation Committee believes it is important when making its compensation decisions to be informed on current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee reviews market data for each executive officer’s position, compiled by Semler Brossy, including information relating to the mix and levels of compensation for executive officers in the real estate industry. In order to recruit and retain the executives, we need to successfully manage and monetize our assets, which are only partially developed currently. As such, we compare compensation to companies with greater current revenues with generally comparable market capitalization levels when compared to our Company. We view real estate development peers with larger revenue as peers whose assets are further along in their lifecycle than our current assets, which in turn makes them our strongest competitors for talent. The peer group represents one of many inputs used in determining compensation levels for our executives, where the Committee also considers factors such as individual performance, experience, and the breadth of role contributions. We do not target a specific positioning vs. market, though we generally seek to align with market median and adjust as needed based on the factors noted above.
2025 Peer Group: The peer group used to inform 2025 target compensation levels was established in 2024, and included the following companies:

Agree Realty Corporation	Kite Realty Trust
Alico, Inc.	Limoneira Company
Alexander & Baldwin	One Liberty Properties, Inc.
BRT Apartments Corp	Retail Opportunity Investment Corp.
CTO Realty Growth, Inc.	Saul Centers, Inc.
Five Point Holdings, LLC	Stratus Properties Inc.
Forestar Group, Inc.	The St. Joe Company
2026 Peer Group: One key piece of investor and shareholder advisor input in 2025 was to ensure that pay levels were appropriately calibrated versus market. Accordingly, the Company undertook a thorough review of the peer group during 2025 with a focus on creating greater alignment on the size profiles for the peer companies, while still retaining a high degree of alignment on the business focus as we sought to include companies that focused on real estate development and management, and preferably with an agricultural business component as well. As a result, the Compensation Committee removed Agree Realty Corporation, Forestar Group Inc., Kite Realty Group Trust, One Liberty Properties, Inc., Retail Opportunity Investments Corp. and Saul Centers, Inc. from the peer group and added American Assets Trust, Inc., Comstock Holding Companies, Inc., FRP Holdings, Inc., Maui Land & Pineapple Company, Inc., Seritage Growth Properties and Whitestone REIT.
The resulting revised peer group used for setting 2026 pay decisions is shown below:

Whitestone REIT^	Maui Land and Pineapple Company, Inc.
American Assets Trust^	Limoneira Company*
Alico, Inc.*	BRT Apartments Corp.*
FRP Holdings, Inc.	Seritage Growth Properties
CTO Realty Growth Inc.*	Comstock Holding Companies, Inc.
Five Point Holdings*	The St. Joe Company*^
Alexander & Baldwin, Inc.*	Stratus Properties*
* Company was also included in 2025 peer group
^ Company is part of S&P 600 Small Cap Real Estate Index (which is the comparative index for the rTSR units)

Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each NEO, using the Compensation Committee’s professional experience and judgment. The Compensation Committee’s pay decisions are not driven by a particular target level of compensation based on market data, and the Compensation Committee does not otherwise use a formulaic approach to setting executive pay. Instead, the Compensation Committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The data below reflects the factors the Compensation Committee considers in determining and approving the amount, form and mix of pay for our NEOs.

•Company performance

•Each NEO’s criticality to the business

•CEO’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience

•Internal pay equity

•The need to attract and retain talent

•Aggregate compensation cost and impact on shareholder dilution

•Each NEO’s total direct compensation and equity ownership

•Semler Brossy’s recommendation on compensation policy, design, and structure

•Shareholder feedback

•Each NEO’s past performance

•Independent judgment of members of compensation committee
Key Components and Design of the Executive Compensation Program
Elements of Compensation
The Compensation Committee seeks to create a compensation plan that is balanced in its use of short-term and long-term compensation elements in order to align management’s incentives with the long-term interests of our shareholders and the development of our land assets. In developing the compensation plan, the Compensation Committee seeks to be aware of changing economic and industry conditions, as well as changing compensation trends. Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking, and to preserve our cash resources, the majority of the NEOs’ total direct compensation package is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long- term incentive awards, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.
2025 Compensation Plan Design Overview

Compensation Component	Purpose	Design Overview
Base Salary	● Provides a fixed level of compensation that is competitive within our industry and reflective of the skills and experience required for the role	● Positioned to be competitive with peer companies for comparable roles.
Short-Term Incentive Program	● Provides financial incentives to achieve key corporate objectives aligned with business strategy ● Rewards NEOs for individual contributions to Company performance	● Key measures include adjusted EBITDA vs. budget, Annual Milestones, and Individual achievement vs. specific objectives ● Performance evaluated vs. pre-established goals
Long-Term Incentive Plan	● Promotes achievement of long-term financial and development goals ● Aligns NEO and shareholder interests and supports retention ● Rewards performance over multi-year periods	● Includes 3-year Milestone achievements (2023-2025) ● PVUs requiring absolute share price growth over 3 years ● Time-vested RSUs

Base Salaries
When establishing base salaries, the Compensation Committee considers each NEO’s performance of his role and responsibilities and, to the extent useful, the range of compensation of comparable executives in our peer group. The Compensation Committee believes that compensation objectives are effectively met when a majority of an executive’s compensation is composed of performance-based bonuses and long-term incentive compensation, rather than fixed compensation such as base salaries. We believe that having the overall compensation emphasis on long-term equity incentives instead of short-term fixed compensation better aligns management with shareholders.
The Compensation Committee approved the following base salaries for our NEOs for 2025:

	2024	2025	2024-2025
Name and Title	Annual Base Salary	Annual Base Salary	Base Salary Percent Increase
Matthew H. Walker, President, Chief Executive Officer	$0	$625,000	N/A
Robert D. Velasquez, Senior Vice President, Chief Financial Officer and Chief Accounting Officer	$305,700	$313,300	2.5%
Hugh F. McMahon, Executive Vice President, Real Estate	$308,100	$315,800	2.5%
Michael R.W. Houston, Senior Vice President and General Counsel	$300,800	$308,320	2.5%
Gregory S. Bielli, Former President, Chief Executive Officer	$800,000	$824,000	3.0%
Allen Lyda, Former Chief Operating Officer	$397,800	$409,700	3.0%
Brett A. Brown, Former Executive Vice President and Chief Financial Officer	$397,800	$401,800	1.0%
When granting the salary increases for 2025 for the NEOs, the Compensation Committee, along with the Chief Executive Officer, except in regard to his own salary, performed an annual review of each of the NEOs’ salaries. This review, and the resulting salary increases, considered several factors, including peer group information, the market for similar job functions, the economic environment, job performance, and changes in job responsibilities.

Annual Incentive Plan
Our practice is to award annual incentive bonuses based upon the achievement of performance objectives established at the beginning of each year.
The attainment of each year’s quantitative financial goals for each of the NEOs is uncertain and is dependent upon factors such as operating asset financial performance, real estate sales and leasing programs, the timing of entitlement activities for our developments, and the uncertainty inherent in our farming and mineral operations due to the commodity nature of the products we produce and the fact that the ultimate price we will receive for our products each year is unknown. The achievement of individual objectives tied to land entitlement, development, litigation settlement, and conservation efforts is highly dependent on working with groups outside of the Company, such as government agencies, local county planning departments, and environmental resource groups, all of which make the timing of achieving specific steps in the process very complicated. Accordingly, goal achievement under the annual bonus plan is not guaranteed.
Messrs. Bielli, Brown, and Lyda were not eligible for earnings under the 2025 Annual Incentive Plan given their departures during the year. The following chart provides the performance level weightings for the CEO and the other NEOs.

	Matthew H. Walker President, CEO	Robert D. Velasquez SVP, CEO and CAO	Hugh F. McMahon EVP, Real Estate	Michael R.W. Houston, SVP, General Counsel
Adjusted EBITDA	40%	40%	40%	40%
Total Corporate Quantitative Measurements	40%	40%	40%	40%
Advance the Centennial project entitlement process, including achieving key regulatory and approval milestones during 2025.	10%	10%	10%	10%

Achieve or exceed targeted lease-up performance for Terra Vista Phase 1 while maintaining rental rates consistent with the approved pro forma.	10%	10%	10%	10%

Enter in a joint venture for development of Lot 1C by June 30, 2025	10%	10%	10%	10%
Obtain Business Plan approval for Grapevine Area 6A by June 30, 2025	10%	10%	10%	10%
Total Corporate Short-Term Objectives	40%	40%	40%	40%
Individual Objective	20%	20%	20%	20%
Total Individual Quantitative/
Qualitative Weighting	20%	20%	20%	20%
Total Weighting	100%	100%	100%	100%
Generally, the Chief Executive Officer’s individual objectives are tied to Company goals as well as operational, strategic planning, and staffing objectives. The individual objectives for the other NEOs are generally related to land entitlement, development, and operational goals that support the achievement of corporate development and financial goals.

The annual incentive plan is structured, and bonus levels are determined based upon the level of achievement of threshold, target, and maximum performance of quantitative and qualitative objectives. If achievement of a performance objective is below threshold, no incentive bonus is earned for that objective, and if achievement is greater than maximum, the maximum bonus level is earned. The CEO and the other NEOs have different cash incentive opportunity levels, which are expressed as a percentage of their respective base salaries. The target bonus levels expressed as a percentage of base salary are reviewed along with information provided by our independent compensation consultant.
For each NEO, the threshold percentage is 75% and the maximum payout percentage is 150%. The threshold payout, target payout, maximum payout levels and target bonus levels (expressed as a percentage of base salary) of each NEO’s annual incentive opportunity are outlined below. An NEO would receive a 50% threshold payout for achieving a 75% threshold percentage. Likewise, an NEO would receive a 150% maximum payout for achieving a 150% maximum percentage.

	Target Bonus Level	Threshold	Target	Maximum
Matthew Walker, President, CEO	125%	50%	100%	150%
Robert D. Velasquez, SVP, Chief Financial Officer, Chief Accounting Officer	70%	50%	100%	150%
Hugh F. McMahon, EVP, Real Estate	70%	50%	100%	150%
Michael R.W. Houston, SVP, General Counsel*	70%	50%	100%	150%
* In 2025, the Compensation Committee increased the target annual incentive opportunity for Mr. Houston to 70% from 60% to better align with other officers and reflect his ongoing strong team contributions.

Quantitative Financial Goal – Corporate
The adjusted EBITDA target of our annual incentive plan is set based on the Company’s annual business plan and operating budget. The Compensation Committee uses data from each year’s annual budget because it reflects what the Company believes will happen in the coming year based on an analysis of the market conditions at the time.

The determination of adjusted EBITDA for compensation purposes differs from the numbers shown in the 2025 Annual Report on Form 10-K because it includes only Company specific operations and not the add back of our share of unconsolidated joint venture depreciation, amortization, and interest expense. During the year, the Compensation Committee approved an adjustment to the Company’s annual incentive plan performance metric to reflect certain developments that were not contemplated at the time the original targets were established. The Committee determined that this adjustment was appropriate to better align performance measurement with the Company’s underlying operating results and the business conditions experienced during the year.

The Committee believes this approach is consistent with its overall compensation philosophy of aligning incentive compensation with Company performance while maintaining appropriate flexibility to address significant or unanticipated events.

The following table outlines the adjusted EBITDA threshold, target, maximum and results as determined by the Compensation Committee for 2025:

Quantitative Goal	2024	2025 Threshold	2025 Target	2025 Maximum	2025 Actual	% of Target
Adjusted EBITDA	$10,458,000	$7,767,750	$10,357,000	$15,535,500	$7,969,000	76.9%
The budgeted target goal for 2025 was slightly lower than the prior year actual due primarily to perceptions of limited ability to execute significant land sales during 2025.

Short-Term Milestone Objectives – Corporate
Annual short-term milestone corporate objectives are generally those items identified each year that are critical to successfully moving forward the Company’s long-term objectives related to land entitlement and development execution within our four development projects. The short-term milestone objectives were achieved at varying levels of performance, with outcomes identified below. Accordingly, the weighted average outcome represents 63.75% of target achievement for the short-term milestone objectives, though payouts are calculated based on achieving thresholds for each individual milestone.

Milestone	Performance Summary	Achievement (% of Target)
Centennial entitlement progress	Below target	80%
Terra Vista lease-up performance	Below target	85%
Lot 1C joint venture	Not achieved	0%
Grapevine Area 6A approval	Below target	90%
Total		63.75%
Individual Performance Objectives
In addition to the goals described above, the annual incentive award for the CEO and each NEO is also subject to individual performance objectives. The CEO’s individual performance objectives are proposed by the CEO and reviewed and approved by the Compensation Committee and are tied to business development and organizational goals that advance the Company’s long-term strategic objectives. For 2025, the CEO’s objectives were tailored to reflect that he began serving in the role in March 2025.
Individual goals for our CEO in 2025 specifically related to:
•Outreach and create relationship building with elected officials of Tejon Ranch (LA County, Kern County and state);
•Contact top ten company shareholders through “one-on-ones” by end of 2025;
•Review/comment on adopted Strategic Plan to Board of Directors at the May 2025 Board meeting; and
•Join two boards with economic development/policy making impacts by end of 2025.
Based on the assessment against his individual goals the Compensation Committee determined that the CEO’s individual performance was between threshold and target achievement level. CEO individual goals for 2026 emphasize achievement with strategic growth objectives and operational performance, with additional goals for meeting leadership and communications objectives, and organizational and culture objectives.

The other NEO’s individual performance goals are generally tied to individual areas of responsibility, which focus on both short-term and long-term goals (including improving operational efficiencies and achieving short- term financial milestones and other goals with respect to the Company’s long-term business strategy related to land entitlement, project development and, operations activity expansion). Generally, the qualitative goals covered:

•Advance key real estate development initiatives, including completion, lease-up, and operational stabilization of Terra Vista at Tejon and continued progress on development opportunities within TRCC.

•Support the planning and advancement of the Company’s master-planned communities, including Centennial, Grapevine, and Mountain Village, through entitlement, regulatory, and strategic development efforts.

•Strengthen capital planning and financing strategies, including identifying debt and equity sources to support development projects and long-term growth initiatives.

•Participate in joint venture and partnership discussions to support expansion of development activities and enhance long-term value creation from Company land assets.

•Engage in active asset management of Company’s existing operating assets to drive revenue increases and reduce costs to optimize operational performance.

•Enhance corporate governance, legal oversight, and regulatory compliance, including support for Board matters, SEC filings, and shareholder engagement activities.

•Manage and advance key litigation and entitlement matters, particularly those related to the Company’s master-planned communities and land development strategy.

•Support organizational effectiveness and leadership transition, including advising senior management, strengthening internal processes, and developing staff capabilities.
The CEO and the Compensation Committee evaluate the success of the other NEOs in meeting their individual performance objectives, with final approval provided by the Compensation Committee. The Chief Executive Officer and the Compensation Committee note whether each objective was accomplished in the time frame designated and if the outcome achieved was as specified in the original objective. The individual payouts as a percentage of target are shown in the table below.
2025 Annual Incentive Summary
Based on the overall achievement of adjusted EBITDA, Milestones, and Individual Objectives, final 2025 funding for the NEOs was approximately 62% of target. Actual payouts are shown below

Name	Target Annual Incentive	Performance (% of Target)	Final Payout
Matthew H. Walker	125%	61.9%	$396,463
Robert D. Velasquez	70%	62.3%	$136,364
Hugh F. McMahon	70%	62.2%	$137,766
Michael R.W. Houston	70%	62.3%	$134,350

2025 Performance Achievement
The following chart provides a breakdown of 2025 annual incentive award measurement by performance measurement category and the total 2025 incentive award as a percentage of salary. Final award measurement for the NEOs reflects actual results.

Weighted Measures	Matthew H. Walker - Chief Executive Officer	Robert D. Velasquez - SVP - Chief Financial Officer, Chief Accounting Officer	Hugh F. McMahon - EVP Real Estate	Michael R.W. Houston - SVP General Counsel

	Corporate Quantitative Measurements
Adjusted EBITDA	40.00%	40.00%	40.00%	40.00%
Results as % of Target	53.88%	53.88%	53.88%	53.88%
Weighted Total (1)	29.03%	21.55%	21.55%	21.55%

	Corporate Short-Term Objectives
Blended Short-Term Objectives	40.00%	40.00%	40.00%	40.00%
Results as % of Target	52.50%	52.50%	52.50%	52.50%
Weighted Total (1)	21.00%	21.00%	21.00%	21.00%

	Divisional Quantitative / Qualitative Measurements:
Individual Objectives	20.00%	20.00%	20.00%	20.00%
Results as % of Target	96.88%	98.13%	98.83%	98.50%
Weighted Total (1)	19.38%	19.63%	19.77%	19.70%

	Total

Total Incentive Award as a Percentage of Target	69.41%	62.18%	62.32%	62.25%
Incentive Target as a Percentage of Salary	125.00%	70.00%	70.00%	70.00%
Total Incentive Award as a Percentage of Salary (2)	86.76%	43.52%	43.62%	43.58%
1)Weighted total is calculated as the performance objective times the performance achievement factor.
2)Total incentive award as a percentage of salary is determined using 2025 Annual Base Salary.

Equity Compensation
2026 Long-Term Incentive Program Design

Long-Term Equity Compensation Vehicle	Grant Frequency	NEOs Weighting	Vesting	Purpose
Performance Related Milestone Grants	Annually	30%	Cliff vesting at the end of the three-year period	To tie equity compensation to long-term real estate development milestones
rTSR Units	Annually	30%	Cliff vesting	To measure and tie equity
			at the end of	compensation opportunity
			the three-	stock price appreciation
			year period
Time-Vested	Annually	40%	Three-year	To encourage share
Restricted Stock			annual	ownership and retention for
			vesting	executives

When granting shares, whether the shares are performance or time-vested, the Company’s practice is to determine annually a dollar amount of equity compensation to be provided, and to grant a number of rTSR units and time-vested shares that have a fair market value equal to that amount on the date of grant. The current three-year performance milestone objectives, which were determined in 2026, are:
Milestone 1. Secure joint venture and financing partners and advance pre-development activities.

Milestone 2. Complete capital raise and obtain construction financing commitments.
Milestone 3. Commence development of new industrial buildings at TRCC.
2023–2025 Long-Term Incentive Outcomes
2025 represented the final performance year of the 2023–2025 long-term incentive cycle. Outcomes under this program reflect the Company’s pay-for-performance philosophy:
•Milestone awards: Only one of three performance milestones was achieved, resulting in approximately 50% of target shares being earned.
•PVUs: No awards vested, as share price performance did not meet required thresholds.
In 2025, long-term incentive awards for the Company’s NEOs consisted of a combination of performance-based and time-based equity awards. In connection with his appointment as President and CEO in 2025, Mr. Walker received a sign-on equity award designed to align his compensation with long-term shareholder value creation. This award included a combination of time-vested RSUs and performance-based PVUs tied to absolute share price growth over a multi-year period. Mr. Walker also received a sign-on cash incentive payable over multiple years, subject to continued employment which, as described below was restructured at Mr. Walker's request (see, page 51 below).
For the Company’s other continuing NEOs, long-term incentives consisted primarily of time-vested RSUs and PVUs, consistent with prior years. Additional detail regarding the structure of these awards is provided in the Company’s 2025 proxy statement.
Messrs. Bielli and Lyda did not receive long-term incentive awards in 2025.

In 2025, the Company granted performance milestone-based equity awards to the CEO. These awards were subject to achievement of specific strategic and governance-related milestones measured during 2025, with performance assessed as of May 2025 and December 31, 2025. Based on the level of achievement, shares are earned and subsequently vest in equal installments over a three-year period, subject to continued service, on March 6, 2026, 2027 and 2028. Any shares not earned based on performance are forfeited.

	Target Value	Target Shares
Matthew H. Walker	$520,833	91,442
During 2025, the Company granted PVUs to the CEO. These awards vest based on the Company’s stock price performance over a three-year period ending December 31, 2027, with shares vesting on the third anniversary of the applicable grant date. Payout levels are determined based on achievement of specified stock price hurdles derived from the applicable grant date stock price, with threshold, target and maximum performance corresponding to 5%, 10% and 20% compound annual growth rates (“CAGR”), respectively. Maximum payout is capped at 200% of the target number of shares.

	Target Value	Target Shares
Matthew H. Walker	$250,000	16,308
During 2025, the Company granted PVUs to its other named executive officers. These awards vest based on the Company’s stock price performance over a three-year period ending December 31, 2027, with shares vesting on the third anniversary of the grant date. For purposes of determining payout, target performance reflects a 5% compound annual growth rate (“CAGR”) from the applicable grant date stock price. Maximum payout is achieved if the Company’s stock price reaches two times the applicable grant date stock price at the end of the performance period, with payouts capped at 300% of the target number of shares. The amounts shown in the table are based on an illustrative grant date stock price of $16.42.

	Target Value	Target Shares
Robert D. Velasquez	$70,502	4,294
Hugh F. McMahon	$71,056	4,327
Michael R.W. Houston	$69,372	4,225
Brett A. Brown[1]	$90,400	5,505
1Mr. Brown’s employment with the Company terminated in July 2025. His outstanding equity awards were treated in accordance with the terms of the applicable award agreements.

Annual Incentive Plan – Changes for 2026

With the completion of the 2023-2025 LTIP plan on December 31, 2025 and the onboarding of a new CEO, the Board and Management, in consultation with Semler Brossy, developed a new Executive Compensation Plan which would cover the 2026-2028 LTIP time period, beginning on January 1, 2026. The plan was approved by the Compensation Committee on December 9, 2025. The new plan also reflects shareholder feedback received during 2025, including a reduction in corporate milestone weighting from 50% to 25% to reduce subjectivity and increase emphasis on quantitative shareholder value. The plan further aligns NEO compensation with shareholders by reducing subjectivity and increasing emphasis on generating quantitative shareholder value.
Below is a summary of the 2026 Short Term Incentive Plan:

SHORT TERM INCENTIVE PLAN SUMMARY

Metric	Weight		Framework
	2025	2026
Corporate Milestones	40%	25%	•Continue to measure achievement of specific objectives (i.e., projects) •Objective and quantifiable goals
Individual Goals	20%	25%	•Provides individual measurement based on achieving individual professional goals •Balances team results with individual achievement
Adjusted EBITDA versus Budget	40%	40%	•Comparison of actual to budgeted Adjusted EBITDA for core operations (“Adjusted” factors Company share of EBITDA from joint ventures); includes land sales
Adjusted EBITDA Growth	--	10%	•For assets held at end of year, percentage growth of aggregate Adjusted EBITDA (excludes land sales and includes pro rata share of JV EBITDA) between current and previous year; target 5% growth
Total	100%	100%	•STI is calculated as a percent of each NEO’s salary based on NEO STI Plan Target (CEO 125%, other NEO’s 70%)

2026 Corporate Milestones include:
•Industrial development completion
•Terra Vista lease-up and NOI generation
•Grapevine development advancement
•Mountain Village joint venture outreach
•Centennial re-entitlement progress
2026 Program Enhancements
In 2026, the Compensation Committee implemented enhancements to the long-term incentive program to further align executive compensation with long-term shareholder value creation. Key changes include a revised mix of performance-based and time-based equity awards, the introduction of a rTSR metric, and a shift to annual grant cycles.
Below is a summary of the Long Term Incentive Plan beginning in 2026:

LONG TERM INCENTIVE PLAN SUMMARY

Metric	Weight - CEO		Weight – Other NEO		Framework
	2025	2026	2025	2026
Performance Stock Units (PSUs) - Three-Year Corporate Milestones	35%	30%	35%	30%	•Shift from back-to-back 3-year cycles to overlapping 3-year cycles
PSU’s – Share Price Metrics	15% (PVUs)	30% (rTSRs)	15% (PVUs)	30% (rTSRs)
•rTSR measures relative TSR with threshold/target/upside versus a selected group’s 3-year TSR
•Enables payouts in up and down share price environments; could cap payouts at target if absolute TSR is negative

Restricted Stock Units (RSUs)	50%	40%	30%	40%	•Continue with ratable vesting over 3 years
There are several noteworthy aspects of the 2026 LTIP:

•PSUs - rTSRs: The weighting of LTIP metrics for PSU’s related to share price appreciation doubled relative to the 2023-2025 plan, from 15% to 30%, reinforcing the importance of generating shareholder value for NEOs. As part of the plan redesign, the PVUs have been replaced with rTSR units. Whereas the PVU’s paid out based on achieving a compounded 7.5% share price return over three years, the rTSR’s are indexed based on the S&P 600 Small Cap Real Estate Index which includes 49 companies. The 100% target payout is based on achieving a 50th percentile return of the index, and there is a maximum cap at 150% by achieving a 75th percentile return, and a threshold payout of 50% for achieving 25th percentile return. In addition, the payout is capped at the target payout in the event that the absolute share price has declined. This metric encourages both absolute share price growth and provides for a volatility adjustment if overall market values decline.
•PSUs – Three Year Corporate Milestones: Based on shareholder feedback, the weighting of the PSU’s related to achieving corporate milestones has been reduced from 35% to 30%. Additionally, the metric has been revised from back-to-back milestones which each last three years, to a set of rolling three-year milestones each year. This revision acknowledges changes in business strategy which occur over time while continuing to incentivize management to achieve important strategic goals. Target achievement would occur with completion of two of the three milestones by December 31, 2028, with 50% credit for achievement of one milestone and 150% achievement of three milestones. Alternate valuation events with similar or greater value creation could be considered by the Compensation Committee as replacement milestones. Below are the three three-year milestones beginning January 1, 2026:
•TRCC: Break ground new industrial buildings at TRCC
•Grapevine: Capitalize debt and equity for initial phase of Grapevine in preparation for groundbreaking
•Mountain Village: Complete capital raise to develop Phase 1 with commitments from JV equity partner and construction lender
•RSU’s: The RSU weighting for the CEO and NEO’s have been standardized at 40% based on a review of RSU’s peer group companies. The CEO weighting has been reduced from 50% to 40%.

2025 CEO Compensation
Mr. Walker: Incoming CEO Compensation
Mr. Walker, who was appointed to initially serve as the Company’s Chief Operating Officer effective March 6, 2025 through March 31, 2025, was appointed and began serving as President and CEO on April 1, 2025, immediately following Mr. Bielli’s retirement. Mr. Walker received an annual base salary of $625,000. Mr. Walker is also entitled to a target annual incentive opportunity for 2025 equal to 125% of his base salary (prorated from his commencement date). With respect to long-term incentives, Mr. Walker received stock grants equaling 200% of his prorated base salary. The long-term incentive award is allocated 50% as RSUs with a three-year vesting period that will vest one third each year commencing one year after the grant date and 50% as PSUs based on the achievement of various milestones in 2025. The PSUs will vest over a three-year period, with one third vesting on each anniversary date similar to the RSUs. Mr. Walker was also granted a sign-on incentive which was amended on October 14, 2025. Demonstrating a commitment to cost discipline and shareholder alignment, Mr. Walker voluntarily proposed an amendment reducing and restructuring of his sign-on incentive compensation in October 2025; this proposed amendment was unanimously approved by the Board. The amendment revises Walker’s sign on incentive compensation, originally totaling $800,000, to $700,000 as follows (and as previously disclosed in regulatory filings): (1) Amend the $300,000 cash payment, formerly entirely due on October 15, 2025 to (i) Pay $150,000 on October 15, 2025, (ii) pay $100,000 on October 15, 2026, and (iii) pay $50,000 on October 15, 2027. (2) Amend the $300,000 RSU grant vesting March 6, 2026 to (i) vest $150,000 of RSUs on March 6, 2026, (ii) convert $100,000 of RSUs to PVU’s (as described below), and (iii) forfeit the remaining $50,000 of RSUs previously granted. (3) Amend the $200,000 PVU grant with a December 31, 2027 performance period end or vesting date to (i) forfeit $50,000 of the original $200,000 PVU grant and (ii) add $100,000 of PVUs from the RSU conversion noted in (2)(ii) above, resulting in a total of $250,000 in PVUs that could be paid out, if at all, upon achieving increased share value (at the targets provided in the Agreement) as of December 31, 2027.
In addition, Mr. Walker received temporary corporate housing for six months and relocation and legal expense reimbursement (for actual documented expenses up to $45,000 in total), in addition to other benefits customary of other executives and Company employees, including but not limited to, a Company vehicle, medical coverage, 401(k) savings plan, vacation, etc.
Mr. Bielli Compensation Summary
In 2025, Mr. Bielli received base salary with an annualized value of $380,301 through March 31, 2025, a $300,000 cash bonus, and following his retirement, and pursuant to a post-retirement consulting agreement, a monthly retainer of $85,000 in connection with this consultancy role, which contract ended March 31, 2026. He did not receive any long-term incentive awards in 2025. Compensation related to prior-year awards was reported in the applicable prior-year disclosures and is not included in 2025 compensation.
Benefits and Perquisites
Retirement Plans
The Compensation Committee believes that retirement programs are important to the Company’s talent retention, as they contribute to the Company’s ability to be competitive with its peers. Generally, our employees are eligible to participate in a 401(k) plan. Additionally, many of our employees, including the former Chief Operating Officer, and our Executive Vice President of Real Estate, were eligible to participate in a defined benefit pension plan maintained by Tejon. In addition, the former Chief Operating Officer participated in a supplemental executive retirement plan, or SERP. Based on their hiring dates, the CEO, the Chief Financial Officer/Chief Accounting Officer and Senior Vice President/General Counsel are not eligible to participate in the pension plan or SERP, both of which were frozen for entrance as of February 1, 2007. Additionally, during 2017, both the pension plan and SERP were frozen as to the accrual of future benefits.

The NEOs may elect to defer cash and equity-based compensation payable to them pursuant to the Company’s non-qualified deferred compensation plan. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis. Cash amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds. Stock awards deferred into the plan can be converted to cash or kept in the Company’s stock. All participants to date have only deferred stock awards and have maintained stock in the plan. The Company does not provide a match on executive deferrals under the non-qualified deferred compensation plan.
Change in Control Benefits
The Compensation Committee believes that our shareholders’ interests will be best served if the interests of executive management are aligned with them, and that providing management with change in control benefits supports that objective by focusing executives on shareholder interests when considering strategic alternatives. Change in control benefits, as provided in a change in control agreement with selected NEOs, are only provided upon a termination of employment without cause or a resignation for good reason in connection with a change in control. None of the agreements with our NEOs or other compensation plans, or any other arrangements with employees, provide for a gross-up payment or reimbursement for excise taxes that could be imposed on the executives. Equity awards are “double trigger” and have accelerated vesting only upon a change in control and termination of employment without cause or a resignation for good reason in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change in Control table on page 61 of this Proxy Statement for a more detailed description and an estimate of the value of these benefits.
In addition to the foregoing change in control severance benefits, the NEOs who participate in the pension plan and SERP will also continue to be entitled to any existing benefits thereunder as determined in accordance with the terms of the applicable plan.
Separation or Severance Benefits
In some circumstances, the Compensation Committee believes it is in the Company’s best interest to provide a severance benefit in order to provide a smooth transition period for the Company when an executive leaves, even if the Company does not have a contractual obligation to provide any payments or benefits upon separation. Separation benefits in the form of salary continuation and health benefits may be provided to departing executives on a case-by-case basis. These benefits have historically endured for approximately one year. A more detailed description of separation benefits payable to our NEOs is included below under “Fiscal Year 2025 Potential Payments Upon Termination or Change in Control” beginning on page 61 of this Proxy Statement.
Unless the Compensation Committee determines otherwise, if an NEO’s employment with the Company is terminated for any reason, including death or disability, prior to vesting of all or any part of a restricted stock award or performance unit award, the NEO will forfeit to the Company the portion of the award that has not vested.
Perquisites and Other Personal Benefits
The Compensation Committee reviews annually the perquisites that NEOs receive. The primary benefits for the NEOs are Company-provided vehicles and related maintenance. In addition, the Chief Executive Officer receives additional life insurance in excess of the insurance that is part of the Company’s broad-based life insurance policy. This additional insurance supplement is necessary to provide the same three-times salary benefit that other employees receive. These benefits are provided to attract and retain highly qualified executives, and because executives often place a higher value on these benefits relative to the cost to the Company, as compared to increases in cash compensation. In addition, the automobile benefit is provided to executives, as well as other Company employees, because the Company’s location and the size of the Company’s property necessitate extensive car travel.

Senior management participates in the Company’s other benefit plans (including medical, dental and life insurance plans) on the same terms as other employees.
Additional Compensation Information
Clawback Policy
In October 2023, the Company adopted a new clawback policy to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event that the Company is required to prepare an accounting restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, then the Company will recover on a reasonably prompt basis the excess of any incentive-based compensation received by our executive officers, including our NEOs, during the prior three fiscal years that exceeds the amount of the incentive based compensation that would have otherwise been received had the incentive-based compensation been determined based on the restated financial statements.
Stock Ownership Guidelines
The Company’s stock retention guidelines are as follows:

Position	Stock Multiple
Chief Executive Officer	5.0 x Base Salary
Chief Financial Officer	3.0 x Base Salary
Other NEOs	2.0 x Base Salary
All NEOs are expected to make reasonably steady progress toward these ownership guidelines each year. As of December 31, 2025, the Executive Vice President of Real Estate, and the Senior Vice President, Chief Financial Officer, Chief Accounting Officer had met the stock ownership guidelines. The Senior Vice President and General Counsel has until 2028 to meet the above guideline.
Securities Trading Policies and Limitations / Insider Trading Policies
The Company has a policy that prohibits executive officers and directors from trading in Company stock while in the possession of material nonpublic information. The Company also maintains a non-trading period connected to year-end and quarter-end financial reporting periods. Executive officers and directors are also prohibited from trading in options, puts, calls, or other derivative instruments related to the Company’s stock. They are also prohibited from purchasing stock on margin, borrowing against the Company’s stock held in a margin account, or pledging stock as collateral for a loan.
The Company also has adopted and maintains an Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by directors, executive officers, and employees—and their designees—and is designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Among other things, the Insider Trading Policy prohibits the purchase and sale of the Company’s equity securities while an individual is in possession of material nonpublic information. It also prohibits the individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities that were granted to the employee or director by the Company as compensation or that are held, directly or indirectly, by the employee or director.

Equity Grant Policies and Practices
The Company’s long-standing compensation philosophy is to grant executives and eligible employees a mix of performance shares, PVUs, and time-vested awards, and historically has not granted stock options. Annual equity grants typically are made in connection with the regularly scheduled first-quarter meeting of the Board, which is scheduled months in advance without regard to the potential release of material non-public information.  In 2025 we did not grant long-term equity incentives (including stock options) during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that discloses material non-public information. We do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.  We may change our equity grant practices in the future.
Compensation Committee Interlocks and Insider Participation
Directors Betts, Dakos, Gammon, McCall, Metcalfe, and Yee served on the Compensation Committee during 2025. No member of the Compensation Committee is or has been an officer or employee of the Company, or has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2026 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. This report is provided by the following independent directors, who comprised the Compensation Committee as of December 31, 2025.
Steven A. Betts (Chair),
Andrew Dakos,
Denise Gammon,
Jeffrey J. McCall,
Norman J. Metcalfe (Ex Officio),
Kenneth G. Yee (Vice Chair)

Fiscal Year 2025 Summary Compensation Table
The following table summarizes the total compensation awarded to, earned by, or paid to each of the NEOs for the fiscal years ended December 31, 2025, 2024, and 2023.

		Salary	(1) Bonus	(2) Stock Awards	(3) Non-Equity Incentive Plan Compensation	(4) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(5) All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Matthew Walker	2025	513,393	—	1,441,679	396,463	—	4,294	2,355,829
Chief Executive Officer
Robert D. Velasquez	2025	313,300	35,548	211,722	136,364	—	13,911	710,845
Senior Vice President	2024	305,700	—	137,229	232,667		14,001	689,597
Chief Financial Officer, Chief Accounting Officer	2023	296,770	—	623,224	147,672		16,686	1,084,352
Hugh F. McMahon	2025	315,800	—	213,369	137,766	30,160	11,961	709,056
Executive Vice President, Real Estate	2024	308,100	—	207,970	235,176	—	10,765	762,011
	2023	299,120	—	942,238	206,546	—	7,980	1,455,884
Michael R.W. Houston	2025	308,300	—	208,329	134,350	—	6,539	657,518
Senior Vice President, General Counsel	2024	300,800	—	133,043	198,789	—	—	632,632
Gregory S. Bielli*	2025	380,301	300,000	—	—	—	770,612	1,450,913
Chief Executive Officer	2024	824,000	—	3,403,110	1,171,396	—	16,022	5,414,528
	2023	800,000	600,000	1,415,997	1,038,944	—	15,521	3,870,462
Allen E. Lyda*	2025	74,585	—	—	—	—	255,528	330,113
Chief Operating Officer	2024	409,700	—	983,250	400,912	—	15,251	1,809,113
	2023	397,753	—	238,643	355,810	—	15,942	1,008,148
Brett A. Brown*	2025	257,805	—	269,400	—	—	101,502	628,707
Executive Vice President	2024	397,800	—	268,532	326,921	—	19,123	1,012,376
Chief Financial Officer	2023	252,750	—	1,033,492	208,655	—	17,707	1,512,604
*Mr. Brown separated from the Company on July 11, 2025; Mr. Lyda retired on March 1, 2025; Mr. Bielli retired on March 31, 2025.
1.Includes (i) a $300,000 pro-rata bonus paid to Mr. Bielli in 2025 in connection with his retirement as CEO and (ii) a pro-rated bonus of $35,548 paid to Mr. Velasquez in connection with his service as interim Chief Financial Officer and Treasurer, as described in the Company’s Current Report on Form 8-K filed on July 17, 2025.
2.The figures in this column represent equity awards for the CEO and for the other NEOs as follows: (i) grant date fair value of time-based grants; (ii) the grant date fair value of the price-vested units; and (iii) 2023 performance milestone grants (granted in 2023).

	Time Based Restricted Stock Award	Price- Vested Units	Performance Milestone Grants	Total Actual Award

Matthew Walker	$670,843	$250,000	$520,836	$1,441,679
Robert D. Velasquez	$141,000	$70,722	$—	$983,250
Brett A. Brown	$90,667	$178,732	$—	$269,400
Hugh F. McMahon	$71,266	$142,103	$—	$213,369
Michael R.W. Houston	$69,586	$138,743	$—	$208,329

The value of stock awards is the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The grant date fair value for grants with performance conditions includes the estimated probable outcome of the performance condition. Further information regarding stock awards can be found in Note 10, Stock Compensation -Restricted Stock and Performance Share Grants, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The grant date fair value, assuming maximum levels of achievement, of the price-vested unit awards granted in 2025 are as follows: $500,000 for Mr. Walker, $211,506 for Mr. Velasquez, $271,200 for Mr. Brown, $213,167 for Mr. McMahon, and $208,116 for Mr. Houston.
3.Non-equity incentive plan compensation is described in the Compensation Discussion and Analysis under “Annual Incentive Plan” beginning on page 42. Incentive bonuses are paid in cash.
4.The change in pension value is based upon the same assumptions and measurements that are used for the audited financial statements for the applicable fiscal year. For 2025, the net change was a positive $30,160 for Mr. McMahon. See Note 14, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. There are no above market or preferential earnings related to the Company’s non-qualified deferred compensation plan.
5.Amounts in this column reflect costs associated with Company-provided vehicles and related maintenance, and Company-paid life insurance premiums, as well as, with respect to Mr. Bielli, All Other Compensation includes consulting fees of $765,000 paid pursuant to a consulting agreement entered into in connection with his retirement as CEO effective March 31, 2025, under which Mr. Bielli received a monthly retainer of $85,000 through December 31, 2025, in addition to $5,612; with respect to Mr. Lyda, $65,000 related to his supplemental executive retirement plan paid upon his retirement on March 1, 2025; and with respect to Mr. Brown, a severance payment of $100,000.

Grants of Plan-Based Awards in Fiscal Year 2025
The following table provides information about awards granted to the NEOs in the fiscal year ended December 31, 2025.

Name	Year	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Matthew Walker
Annual incentive plan	2025	12/31/25	320,871	641,741	962,612
Time vested stock grant		3/6/2025							43,760	670,841
Price vested grants		3/6/2025				—	16,308	32,616		250,002
Milestone performance grants		3/6/2025							33,975	520,837
Total										1,441,679

Robert D. Velasquez
Annual Incentive Plan	2025	12/31/25	109,655	219,310	328,965
Time-Vested Stock Grant		3/6/2025							8,561	141,000
Price-Vested Units		3/6/2025				—	4,294	8,588		70,722
Performance Milestone Grants		3/6/2025							—	—
Total										211,722

Hugh McMahon
Annual incentive plan	2025	12/31/25	110,530	221,060	331,590
Time vested stock grant		3/6/2025							8,628	142,103
Price vested grants		3/6/2025				—	4,327	12,981		71,266
Milestone performance grants		3/6/2025								—
Total										213,369
Michael R.W. Houston
Annual incentive plan	2025	12/31/25	92,490	184,980	277,470
Time vested stock grant		3/6/2025							8,424	138,743
Price vested grants		3/6/2025				—				69,586
Milestone performance grants		3/6/2025					4,225	12,675		—
Total										208,329

1.The annual non-equity incentive award is based on the achievement of both quantitative and qualitative, annual business objectives. The objectives vary based on the NEO’s responsibilities. For 2025, based upon the percentage of achievement shown in the “Annual Incentive Plan” section of the Compensation Discussion and Analysis, Mr. Walker earned an incentive of $396,463; Mr. Velasquez $136,364; Mr. McMahon $137,766; and Mr. Houston $134,350
2.PVUs were granted to all of the NEO’s, which vest upon the achievement of specific stock price levels measured at the end of 2027. For additional details, see the “Equity Compensation” section of the Compensation Discussion and Analysis beginning on page 47.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information on the current holdings of restricted stock, and performance unit awards of the NEOs. This table includes unvested stock grants, as well as performance share grants subject to performance conditions that have not yet been satisfied. Each equity grant that was outstanding as of December 31, 2025, is shown separately for each NEO. The market value of the stock awards is based on the closing market price of Tejon stock as of December 31, 2025, which was $15.77 per share. The market value as of December 31, 2025, shown below assumes satisfaction of performance objectives at the target level of achievement.

			Stock Awards
Name				Equity Incentive Plan Awards Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

		Market Value of Shares or Units of Stock That Have Not Vested ($)
	Number of Shares or Units of Stock That have Not Vested (#)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
Matthew Walker:
Time-Based Stock Awards (1)	43,760	690,095
Price Vested Units (2)			16,308	535,786
Milestone Performance Units (3)			33,975	257,177

Robert D. Velasquez:
Time-Based Stock Awards (1)	13,988	220,591
Price Vested Units (2)			7,092	111,841
Milestone Performance Units (3)			27,356	431,404

Hugh F. McMahon:
Time Based Stock Awards (1)	16,847	265,677
Price Vested Units (2)			8,567	135,102
Milestone Performance Units (3)			41,359	652,231

Michael R.W. Houston:
Time-Based Stock Awards (1)	13,179	207,833
Price Vested Units (2)			6,937	109,396
Milestone Performance Units (3)			35,092	553,401

1.Time-based stock awards vest in equal annual installments over a three-year period from the grant date. Unvested time-based stock awards outstanding as of December 31, 2025, were as follows:

Name	March 2023 Time Based Grants	March 2024 Time Based Grants	March 2025 Time Based Grants	Total Time-Based Stock Awards

Matthew Walker	—	—	43,760	43,760
Robert D. Velasquez	1,658	3,769	8,561	13,988
Hugh F. McMahon	2,506	5,713	8,628	16,847
Michael R.W. Houston	1,100	3,655	8,424	13,179
2.Outstanding PVUs are performance shares that may vest on the measurement date of December 31, 2025, 2026, and 2027, respectively, in each case, based upon the achievement of target stock appreciation levels. Shares earned will be awarded in the following year. The shares shown are based upon reaching target levels of performance. Included in this number are shares to be measured in 2025 and will be settled in 2026.

Name	2025 Price-Vested Awards Not Vested	2026 Price-Vested Awards Not Vested	2027 Price-Vested Awards Not Vested	Total Performance Share Awards

Matthew Walker	—	—	16,308	16,308
Robert D. Velasquez	—	2,798	4,294	7,092
Hugh F. McMahon	—	4,240	4,327	8,567
Michael R.W. Houston	—	2,712	4,225	6,937
No shares were earned in respect of the 2023-2025 price-vested units, as the 2025 year-end stock price of $15.77 was below the target price level.
3.Performance Milestone Shares consist of shares that may vest upon achievement of specific milestone objectives approved by the Compensation Committee. The measurement date for achievement of objectives is December 2025. For additional detail, see the “Equity Compensation” section of the Compensation Discussion and Analysis beginning on page 47.

Stock Vested in Fiscal Year 2025
The following table provides information for the NEOs regarding the value realized, and the number of shares acquired, upon the vesting of stock awards, before payment of any applicable withholding tax and broker commissions.

	Number of Shares Acquired on Vesting (#)
		Value Realized on Vesting ($)
Name

Robert D. Velasquez
Time Grants	5,159	79,087
Performance Milestone Grants
Total Robert D. Velasquez	5,159	79,087
Brett A. Brown
Time Grants	5,867	89,941

Total Brett A. Brown	5,867	89,941
Hugh F. McMahon
Time Grants	7,808	119,697
Total Hugh F. McMahon	7,808	119,697
Michael R.W. Houston
Time Grant	2,927	44,871
Total Michael R.W. Houston	2,927	44,871
Pension Benefits in Fiscal Year 2025
The Company’s pension plan is a tax-qualified retirement program that covers eligible employees of the Company. Effective January 31, 2007, the pension plan was frozen for new employees hired on or after February 1, 2007. An employee is eligible for normal retirement benefits on the first day of the month coinciding with or next following the employee’s Social Security retirement date. The amount of annual benefit, payable monthly, is based upon an employee’s average monthly compensation, which is based upon the employee’s highest five consecutive calendar years of compensation out of the employee’s final ten years of compensation. The amount of the annual benefit payable monthly is 1.45% of the average monthly compensation, offset by 0.65% of the final average compensation not in excess of one-twelfth of covered compensation, multiplied by total years of service (up to a maximum of 25 years). Effective April 2017, the Company froze the pension plan and SERP with respect to the accrual of future benefits.

The supplemental executive retirement plan, or SERP, was established for the NEOs to replace any pension benefit the NEOs might lose due to the IRS-prescribed limit applicable to tax-qualified plans. The SERP benefit is calculated based on the same formula as the defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)	(1) Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Matthew Walker	None
Robert D. Velasquez	None
Brett A. Brown	None
Hugh F. McMahon	Defined Benefit Plan	25	329,738	—
Michael R.W. Houston	None
1.The present value of the accumulated benefit is based upon the same assumptions and measurements that are used in the preparation of the audited financial statements for the current year. See Note 14, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for the valuation method and these assumptions.

Fiscal Year 2025 Potential Payments Upon Termination or Change in Control
The Company has entered into agreements with selected NEOs that provide for specified benefits upon a change in control of the Company and/or upon certain terminations occurring outside of a change in control. A change in control is deemed to have occurred if (i) there is an acquisition by any person or group (excluding current ownership) of 20% or more of the outstanding shares of the Company; (ii) the Company sells all or substantially all of its assets; or (iii) the Company merges or consolidates with another entity.
Benefits are payable to a NEO as a result of termination of employment in connection with a change in control if the NEO is terminated without “cause” (as defined below) during the two years after the occurrence of a change in control or the NEO is terminated prior to a change in control at the request of a third party who has taken steps to effect a change in control. The NEO will also receive benefits if he or she voluntarily terminates employment after a change in control if the NEO has been assigned substantial reductions in duties and responsibilities, received a reduction in base salary, or had an annual bonus opportunity eliminated or significantly reduced (i.e., a resignation for good reason). A NEO’s employment shall be deemed to have been terminated with “cause” if employment is terminated as a result of failure to perform his or her duties, willful misconduct or breach of fiduciary duty, fraud, or wrongful disclosure of confidential information. Change in control benefits include a continuation of base salary for a period of 36 months for the CEO and 30 months for the other NEOs, and a lump sum payment of three times the CEO’s average bonus and two and one-half times the other NEOs’ average bonus for the previous three years. The NEOs are also entitled to receive a continuation of health and other insurance benefits over the salary continuation period. Each NEO also has the right to a three-month period to continue use of any perquisites he or she may have had prior to the change in control. During the period of time described above during which benefits are to be received in connection with a change in control, the NEO must agree not to solicit any employees of the Company or disclose any confidential information related to the Company.

		Before Change in Control	After Change in Control (1)
Name	Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Matthew Walker (3)	Salary Continuation	937,500	1,875,000
	Bonus – Target	1,171,875	2,343,750
	Health Insurance	60,965	121,929
	Other Compensation (2)	131,871	131,871
	Equity Compensation	1,483,058	1,483,058
	Total Value	3,785,269	5,955,608
Robert D. Velasquez	Salary Continuation	—	—
	Bonus – Target	—	—
	Health Insurance	—	—
	Other Compensation (2)	76,571	76,571
	Equity Compensation	—	763,836
	Total Value	76,571	840,407
Hugh F. McMahon	Salary Continuation	—	789,500
	Bonus – Target	—	552,650
	Health Insurance	—	100,473
	Other Compensation (2)	75,121	75,121
	Equity Compensation	—	1,053,010
	Total Value	75,121	2,570,754
Michael R.W. Houston	Salary Continuation	—	770,750
	Bonus – Target	—	462,450
	Health Insurance	—	76,716
	Other Compensation (2)	61,660	61,660
	Equity Compensation	—	870,630
	Total Value	61,660	2,242,206
1.All stock grants provide for a double trigger vesting, meaning that an unvested award will vest in connection with a change in control, only if such transaction is followed by a termination without cause or for good reason. For purposes of this table, it is assumed all non-vested performance units and milestone units vest immediately at the target level. The value for vesting of performance unit awards and milestone performance awards is the closing market price on the last business day of 2025 of $15.77.
2.“Other Compensation” consists of accrued and unused vacation and personal paid leave at the time of termination and, if the NEO has the right to use a Company vehicle prior to termination, the continuation of that benefit for a three-month period.
3.If Mr. Walker is involuntarily terminated by the Company without Cause or voluntarily terminates employment for Good Reason within the first two years of his employment with the Company, Mr. Walker will receive an amount equal to eighteen months of base salary; an amount equal to eighteen months of target annual incentive; continuation of medical benefits for an eighteen-month period; and any time-based equity awards that were scheduled to vest during the calendar year of termination will be deemed vested as of the date of termination.

Director Compensation in Fiscal Year 2025
In 2025, non-employee directors received 1,000 shares of stock and an annual retainer of $100,000 payable quarterly in the form of common stock or a combination of common stock and cash. Common stock is paid in arrears, based on the closing price of the Company’s common shares at each quarter’s end. In addition, the Chairman of the Board received an annual retainer of $25,000 payable in common stock, and the Chairman of each of the Audit, Compensation, Real Estate, and Nominating and Corporate Governance Committees received an annual retainer of $15,000 payable in common stock. Directors affiliated with a person or entity owning 10% or more of the Company’s total shares outstanding could elect to receive their entire annual retainer in cash.
Directors are not paid fees for board or committee meeting attendance. The Compensation Committee has approved stock retention guidelines for non-employee directors; the target retention value is five times the value of the annual director retainer, or $500,000. All directors meet the stock retention guidelines, except for Ms. Gammon, Mr. McCall, and Mr. Speron who have until 2029 to meet the guidelines.

Name	Fees Earned or Paid in Cash ($)	(3) Stock Awards ($)	Total ($)
Steven A. Betts	50,000	89,061	139,061
Gregory S. Bielli	37,500	49,679	87,179
Andrew Dakos	30,833	40,758	71,591
Denise Gammon[1]	50,000	66,147	116,147
Anthony L. Leggio	50,000	81,129	131,129
Jeffrey J. McCall[1]	—	116,123	116,123
Norman J. Metcalfe	50,000	91,143	141,143
Eric H. Speron[1]	50,000	66147	116,147
Daniel R. Tisch	—	124,055	124,055
Michael Winer[2]	19,167	30,894	50,061
Kenneth G. Yee[1]	50,000	66,147	116,147
1.Ms. Gammon, Mr. McCall, and Mr. Speron were elected to the Board effective as of November 4, 2024, and Mr. Yee was elected to the Board effective as of December 11, 2024. Mr. Yee notified the Company on March 9, 2026 that he would not stand for election at the Annual Meeting and is retiring upon adjournment of that meeting.
2.Mr. Winer served as a director until the Company’s 2025 annual meeting of shareholders and did not receive sufficient votes for reelection. Mr. Winer received prorated director compensation for his service through the date of the 2025 annual meeting of shareholders.
3.The amounts reported reflect the grant date fair value of stock awards granted in 2025 to each director. Please see Note 10, Stock Compensation – Restricted Stock and Performance Share Grants, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional information regarding the valuation of stock awards. The number of stock awards granted each year is determined on a quarterly basis by dividing one-fourth of the annual retainer by the closing stock price at the end of each quarter. At the end of 2025, there were no unvested outstanding equity awards for our directors.

PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our President and CEO and the annual total compensation of our median compensated employees:
The annual total compensation of the median compensated employee of all our employees who were employed as of December 31, 2025, other than our CEOs, was $61,256.
Greg S. Bielli, who served as CEO from January 1, 2025 through March 31, 2025, had 2025 annual total compensation of $1,450,913, as reflected in the Summary Compensation Table on page 55, resulting in a ratio of 24 to 1.
Matthew Walker, who served as Chief Executive Officer from April 1, 2025 through December 31, 2025, had 2025 annual total compensation of $2,355,829, as reflected in the Summary Compensation Table on page 55, resulting in a ratio of 38 to 1.
The median employee was identified as a ranch operations support person.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Pay elements that were included in the annual total compensation for each employee in determining the median compensated employee were:
•Salary received in 2025
•Annual incentive payment received for performance in 2025
•Grant date fair value of stock awards granted in 2025
•Company provided vehicle and related maintenance, or auto allowance paid in 2025

This is the same approach used to determine the total annual compensation of our CEO, as reflected in the Summary Compensation Table.
We determined the compensation of our median employee by calculating the annual total compensation including the compensation items just described for each of our employees. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employee not employed for a full year. We excluded from the determination of our median compensated employee any employee that left the Company during 2025 and therefore was not employed on December 31, 2025. Based upon the compilation of this data we determined the median compensated employee as identified above.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis.
Principal Executive Officers. For fiscal year 2025, Matthew H. Walker and Gregory S. Bielli each served as the Company’s Principal Executive Officer (“PEO”), and therefore compensation for each individual is presented separately in the Pay Versus Performance table for that year. Gregory S. Bielli served as the Company’s PEO for fiscal years 2024 and 2023, and his compensation is presented as the PEO compensation for those years.

Year	Summary Compensation Table Total for Bielli[1]	Summary Compensation Table Total for Walker[1]	Compensation Actually Paid to Bielli[2]	Compensation Actually Paid to Walker[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return[5]	Net Income[6]
(a)	(b)	(b)	(c)	(c)			(f)	(g)
2025	$1,450,913	$2,355,829	$1,450,913	$2,357,580	$668,991	$1,559,599	$84	$71,000
2024	$5,414,528	$0	$3,842,780	$0	$774,154	$1,853,593	$84	$2,690,000
2023	$3,870,462	$0	$3,560,636	$0	$1,013,210	$892,360	$91	$3,265,000
1The dollar amounts reported in column (b) are the amounts of total compensation reported for the individuals who served as Principal Executive Officer ("PEO") during the applicable year in the “Total” column of the Summary Compensation Table. Refer to Compensation Discussion and Analysis – Executive Compensation Tables – Summary Compensation Table.
2The dollar amounts reported in column (c) represent the amount of “Compensation Actually Paid” to Mr. Walker and Mr. Bielli, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Walker and Mr. Bielli during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, we adjusted Mr. Walker’s total compensation for each year that reflect stock price changes and changes in performance achievement to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025 - Bielli	$1,450,913	$0	$0	$1,450,913
2025 - Walker	$2,355,829	-$1,441,679	$1,443,430	$2,357,580
2024	$5,414,528	-$3,403,110	$1,831,362	$3,842,780
2023	$3,870,462	-$1,415,997	$1,106,171	$3,560,636
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year. In addition, adjustments have been made using the stock price and performance achievement as of year-end; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value adjustments have been made using the stock price and performance achievement as of the date of measurement; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025 - Walker	$1,443,430	$0	$0	$0	$0	$0	$1,443,430
2024 - Bielli	$0	$0	$1,831,362	$0	$0	$0	$1,831,362
2023	$0	$0	$1,106,171	$0	$0	$0	$1,106,171
3The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding the individuals who served as our Company's PEO during the applicable year) in the “Total” column of the Summary Compensation Table the applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Mr. McMahon, Mr. Velasquez and Mr. Houston; and (ii) for 2024 and 2023, Mr. Lyda, Mr. Brown, Mr. McMahon, and Mr. Velasquez.
4The dollar amounts reported in column (e) represent the average amount of “Compensation Actually Paid” to the NEOs as a group, excluding the individual or individuals who served as the Company’s PEO during the applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to the average total compensation for the NEOs as a group for each year to determine the compensation actually paid, reflecting stock price changes and changes in performance achievement, using the same methodology described above in Note 2.

Year	Average Reported Summary Compensation Table Total for NEO	Average Reported Value of Equity Awards(a)	Average Reported Award Adjustments(b)	Average Compensation Actually Paid to NEO
2025	$668,991	$(225,705)	$1,116,313	$1,559,599
2024	$774,154	$(186,694)	$1,266,133	$1,853,593
2023	$1,013,210	$(649,739)	$528,889	$892,360
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Grant in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value from prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$171,145	$967,640	$—	$2,265	$(24,737)	$—	$1,116,313
2024	$148,525	$703,656	$422,717	$8,589	$(17,354)	$—	$1,266,133
2023	$162,855	$197,682	$167,783	$569	$—	$—	$528,889
5We calculated TSR by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. This value reflects what the cumulative value of $100 would be if such amount were invested on December 31, 2022.
6The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, there is no direct relationship between the Compensation Actually Paid to our PEO and the average Compensation Actually Paid to the Company’s NEOs, excluding the PEO, and the Company’s cumulative total shareholder return (“TSR”) over the three years presented in the table. The absence of a direct relationship is primarily due to the fact that a significant portion of the Compensation Actually Paid to the PEO and to the other NEOs consists of long-term equity incentive awards. These awards are designed to align senior management’s interests with the Company’s long-term strategic objectives and stockholder value creation and are generally tied to the achievement of specified performance milestones. As described in greater detail in the section entitled “Compensation Discussion and Analysis,” the total compensation awarded to our NEOs consists of both short-term and long-term incentives, including performance share awards, price-vested units, time-vested equity awards, and annual cash incentive opportunities.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
Cumulative TSR
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$92
$90
$88
$86
$84
$82
$80
$78
$91
$84
$84
2023
2024
2025
Bielli
Average for NEOs
Walker
TSR

Compensation Actually Paid and Net Income
As demonstrated by the following graph, there is no direct relationship between the Compensation Actually Paid to Mr. Walker and the average Compensation Actually Paid to the Company’s NEOs as a group (excluding Mr. Walker) and the Company’s net income over the three years presented in the table. The absence of a direct relationship is because a significant portion of the compensation actually paid to Mr. Walker and to the other NEOs is comprised of equity awards that are long-term equity incentives that align with senior management’s long-term strategies and are generally qualitative in nature tied to achievement of specified milestones. The Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure, Adjusted EBITDA, which the company does use when setting goals in the Company’s annual incentive compensation program that are awarded to the NEOs.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income (thousands)
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$3,265
$2,690
$71
2023
2024
2025
Bielli
Average for NEOs
Walker
Net Income

HEDGING AND PLEDGING
Under the Company’s policies, all employees, including executive officers and directors, are prohibited from engaging in any form of hedging transaction with respect to shares of Tejon common stock. In addition, our employees and directors are prohibited from purchasing stock on margin, borrowing against the Company’s stock, or pledging our securities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists the stock ownership of shareholders known to the Company to be the beneficial owners of more than 5% of the shares of the Company’s Common Stock outstanding as of March 19, 2026. As of March 19, 2026, we had 26,930,197 shares of Common Stock outstanding. The table also provides the stock ownership as of the same date of all directors, each NEO named in the above Summary Compensation Table, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

TowerView LLC	3,845,500	(3)	14.3%
499 Park Avenue, 12th Floor
New York, NY 10022
The Vanguard Group	2,188,336	(4)	8.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Horizon Kinetics Asset Management LLC	1,913,978	(5)	7.1%
470 Park Avenue South
New York, NY 10016
BlackRock, Inc.	1,474,430	(6)	5.5%
50 Hudson Yards
New York, NY 10001
Dimensional Fund Advisors LP	1,636,448	(7)	6.1%
6300 Bee Cave Road, Building One
Austin, TX 78746

Directors
Steven A. Betts	49,386	(8)	*
Gregory S. Bielli	447,505	(9)	1.7%
Andrew Dakos	59,536	(8)	*
Denise Gammon	4,646	(8)	*
Anthony L. Leggio	56,286	(8)	*
Jeffrey J. McCall	8,134	(8)	*
Norman J. Metcalfe	89,626	(8)	*
Eric H. Speron	4,646	(8)	*
Daniel R. Tisch	5,019,205	(3)	18.6%
Kenneth G. Yee	4,292	(8)	*
Named Executive Officers

Matthew H. Walker	—	(8)	*
Hugh F. McMahon, IV	75,146	(8)	*
Robert D. Velasquez	40,906	(8)	*
Michael R.W. Houston	2,732	(8)	*
All executive officers and directors as a group (14 persons)	5,862,046		21.8%
*Less than 1%.

(1)In each case, the named shareholder in the above table has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options, restricted stock, and restricted stock units are held by directors and officers individually. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Amount and Nature of Beneficial Ownership” column shares of vested and unvested restricted stock granted to a beneficial owner and warrants granted to a beneficial owner. Such restricted stock has voting rights, irrespective of vesting. In addition, we have included restricted stock units that could possibly vest within 60 days of March 19, 2026, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his or her relationship with the Company. Consistent with Rule 13d-3, the table above reports beneficial ownership based on shareholders' most recent Schedule 13D or Schedule 13G.
(2)For purposes of computing the “Percent of Class” column, any shares which such person does not currently own but has the right to acquire within 60 days of March 19, 2026, are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Also included are restricted stock units that could possibly vest within 60 days of March 19, 2026, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.
(3)TowerView LLC has sole voting power and investment power over its 3,845,500 shares of common stock shown. Mr. Tisch has dispositional and voting authority over all shares owned by TowerView LLC. Mr. Tisch also has dispositional and voting authority over 1,087,507 shares owned by DT Four Partners LLC and 86,198 shares owned directly. Information related to this ownership was provided by a Form 4 filed on January 13, 2026. Mr. Tisch’s address is c/o TowerView LLC, 499 Park Avenue, 12th Floor, New York, NY 10022.
(4)A Schedule 13G/A filed with the SEC on November 12, 2024 indicates that, as of September 30, 2024, The Vanguard Group ("Vanguard") beneficially owned 2,188,008 shares of the Company's common stock, with shared voting power with respect to 14,734 shares, sole dispositive power with respect to 2,155,794 shares, and shared dispositive power with respect to 32,214 shares of the Company’s common stock.
(5)A Schedule 13G/A filed with the SEC on November 10, 2025 by Horizon Kinetics Asset Management LLC (“Horizon Kinetics”) indicates that, as of September 22, 2025, Horizon Kinetics beneficially owned 1,913,978 shares of the Company’s common stock, with sole voting power and sole dispositive power with respect to 1,913,978 shares.
(6)A Schedule 13G/A filed with the SEC on January 31, 2024 indicates that, as of December 31, 2023, BlackRock, Inc. ("BlackRock") beneficially owned 1,474,430 shares of the Company's common stock, with sole voting power with respect to 1,420,775 shares and sole dispositive power with respect to 1,474,430 shares of the Company’s common stock.
(7)A Schedule 13G/A filed with the SEC on February 14, 2024 indicates that, as of December 29, 2023, Dimensional Fund Advisors LP ("Dimensional") beneficially owned 1,636,448 shares of the Company's common stock, with sole voting power with respect to 1,605,320 shares and sole dispositive power with respect to 1,636,448 shares. Dimensional disclaims beneficial ownership of such securities, which are owned by investment companies and other accounts advised by Dimensional or its subsidiaries.

(8)The shares owned by Mr. Leggio include 56,286 shares of stock that are held in his personal investment accounts. The shares owned by Mr. Metcalfe include 18,620 shares in his personal investment accounts and 71,006 deferred restricted stock units that could possibly vest within 60 days of March 19, 2026. The shares owned by Mr. Betts include 48,081 shares of stock in his personal investment accounts, which shares are held in a family trust that he and his spouse share voting and investment power, and 1,305 deferred restricted stock units that could possibly vest within 60 days of March 19, 2026. The shares owned by Mr. Dakos include 34,536 shares of stock held in his personal investment account and 25,000 shares held by affiliated limited partnerships. Mr. Dakos may be deemed to beneficially own these shares by virtue of his relationship with such entities. Mr. Dakos disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The shares owned by Mr. McCall include 8,134 shares of stock that are held in his personal investment accounts. The shares owned by Mr. Speron include 4,646 shares of stock that are held in his personal investment accounts. The shares owned by Ms. Gammon include 4,646 shares of stock that are held in her personal investment accounts. The shares owned by Mr. Yee include 4,292 shares of stock that are held in his personal investment accounts. The shares owned by Mr. McMahon include 75,146 shares that are held in his personal investment account. The 40,906 shares owned by Mr. Velasquez are held in his personal investment account. The 2,732 shares owned by Mr. Houston are held in his personal investment account. Mr. Walker does not own any shares as of the record date.
(9)Mr. Bielli owns 447,505 shares in his personal investment accounts. Some of these shares are held by a family trust and the remainder are held as community property. In each case, he and his spouse share voting and investment power.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board has furnished the following report:
The Audit Committee reviewed the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company and its management. The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence.
Based on the reviews and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.
Anthony L. Leggio (Chair),
Andrew Dakos
Norman J. Metcalfe,
Jeffrey J. McCall (Vice Chair),
Eric H. Speron,
Kenneth G. Yee

OTHER MATTERS
Forward-Looking Statements and Website References
This document contains “forward-looking statements”—that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. These forward-looking statements are not a guarantee of future performance and are subject to assumptions and involve known risks, uncertainties, and other important factors that could cause the actual results, performance, or achievement of the Company, or industry results, to differ materially from any future results, performance, or achievement imposed by such forward-looking statements. For details on the risks and uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the “Forward-Looking Statements” and “Risk Factors” sections in our filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
Related Person Transactions
The Board follows certain written policies and procedures developed for the review and approval of all transactions with related persons, pursuant to which the Board reviews the material facts of, and either approves or disapproves of, the Company’s entry into any transaction, arrangement, or relationship, or any series thereof, in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, or over the term of the contract; (ii) the Company is a participant; and (iii) any related person has or will have a direct or indirect material interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).
The Board reviews all relationships and transactions in which both the Company and any related person are participants to determine whether such related persons have a direct or indirect material interest in such transaction. A “related person” is any executive officer, director, or director nominee of the Company, or any beneficial owner of more than 5% of the Company’s Common Stock, or any immediate family member of any of the foregoing. The Company discloses transactions in its proxy statements with related persons in accordance with Item 404 of Regulation S-K.
In the course of the Board’s review and approval or ratification, if pre-approval was not feasible, of a related party transaction, the Board considers:
•The nature of the related person’s interest in the transaction;
•The material terms of the transaction, including, without limitation, the amount and type of transaction;
•The importance of the transaction to the related person;
•The importance of the transaction to the Company;
•Whether the transaction would impair the judgment of a director or executive officer or his or her ability to act in the best interest of the Company; and
•Any other matters the Board deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification, if pre-approval was not feasible, of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting that considers the transactions. There have been no related party transactions since the beginning of 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock, to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2025, its officers and directors complied with all applicable Section 16(a) filing requirements.
Financial Information
The Company’s 2025 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (including the financial statements and financial statement schedules, but without exhibits) accompanies this Proxy Statement. The 2025 Annual Report to Shareholders may be obtained without charge by calling (661) 248-3000, or by written request to the Corporate Secretary, Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243.
Notice of Internet Availability
You can now access the 2025 Annual Report to Shareholders and the Proxy Statement for the 2026 Annual Meeting via the Internet at the following address: http://materials.proxyvote.com/879080.
The enclosed information has been provided to shareholders of record to enable you to cast your vote in one of two convenient ways before the 2026 Annual Meeting: (1) via the Internet, or (2) by returning it in the enclosed postage-paid envelope. Beneficial owners should check their voting instruction form for how to vote in advance of the Annual Meeting. Shareholders of record that have pre-registered may also attend the meeting online and vote during the Annual Meeting. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. In addition to pre-registering, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to vote at the Annual Meeting. Whichever method you choose, you are encouraged to vote.
You can also eliminate the mailing of this information in the future by electing to receive these materials through the Internet and by an email directing you to vote electronically. You can make this election as you vote your proxy via the Internet by providing your email address when prompted.

Communications with Directors
Any shareholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group, or any of the independent directors individually, including the Chairman of the Board, may send written communications to Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243, Attention: Corporate Secretary, or via the “Contact” link on the Company’s website, https://ir.tejonranch.com. Communications received in writing are forwarded to the Board, committee, or any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Shareholder Proposals for 2027 Annual Meeting
Rule 14a-8 Shareholder Proposals. Shareholder proposals to be presented at the 2027 annual meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 4, 2026, in order to be considered for inclusion in the Company’s proxy materials for that meeting. Such proposals must be submitted in writing to the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement.
Advance Notice Nominations and Proposals. The Company’s Certificate of Incorporation and Bylaws require that the Company be given advance written notice of shareholder nominations for election to the Company’s Board and of other matters which shareholders wish to present for action at an annual meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act, as discussed above). In the event that shareholders approve Proposal 3 regarding the deadlines for nominations or other proposals, and the Board subsequently amends our Certificate of Incorporation, a nomination or other proposal will be considered at the 2027 annual meeting only if it is delivered to or mailed and received at the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement not less than 90 days nor more than 120 days prior to the meeting as originally scheduled. In the event that shareholders do not approve Proposal 3 regarding the deadlines for nominations or other proposals, or the Board subsequently determines not to amend our Certificate of Incorporation, a nomination or other proposal will be considered at the 2027 annual meeting only if it is delivered to or mailed and received at the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement not less than 30 days nor more than 60 days prior to the meeting as originally scheduled. However, in either event, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, then the notice must be received not later than the close of business on the tenth (10th) day following the day on which the Notice of Annual Meeting of Shareholders was mailed, or the public disclosure was made. In addition, a shareholder who intends to solicit proxies pursuant to Rule 14a-19, the SEC’s universal proxy rule, in support of nominees submitted under the advance notice provisions of the Certificate of Incorporation and Bylaws must provide proper written notice to the Secretary of the Company that sets forth all information required by Rule 14a-19 under the Exchange Act at our principal executive offices by [March 14, 2027] (or, if the 2027 annual meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the 2027 annual meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Certificate of Incorporation and Bylaws as described above.
A shareholder’s notice to the Secretary must comply with the Certificate of Incorporation and Bylaws.

Shareholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding the Company’s Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of our annual report and proxy statement that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and/or proxy statement mailed to you, please submit a request to our Corporate Secretary at Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243, or by telephone at 661-248-3000, and we will promptly send you what you have requested. You can also contact our Corporate Secretary if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Other Business
Management does not know of any matter to be acted upon at the Annual Meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.
Shareholders are urged to sign and return their proxies without delay.

For the Board of Directors,

NORMAN J. METCALFE, Chairman of the Board MICHAEL R.W. HOUSTON, Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A
SPECIAL MEETING AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF TEJON RANCH CO.
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
TEJON RANCH CO.

TEJON RANCH CO., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

FIRST: The Restated Certificate of Incorporation of the Corporation ( the "Certificate") is hereby amended as follows:

Article III is hereby amended and restated in its entirety to read as set forth below:

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and the name of its registered agent at that address is The Corporation Trust Company.

Article XV is hereby amended and restated in its entirety to read as set forth below:

Special meetings of the shareholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board, or by a majority of the members of the Board; provided, however, that where a proposal requiring shareholder approval is made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring shareholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of shareholders for the purpose of considering such proposal or obtaining such approval or (ii) shall be called by the Secretary of the Corporation upon written request ( a "Special Meeting Request") of one or more holders of record who have "Owned" (as defined in the Bylaws) at least twenty-five percent (25%) of the outstanding shares of Common Stock (the "Requisite Percentage") as of the date of the written request and who have complied in full with the requirements set forth in the Bylaws. Such special meetings may not be called by any other person or persons or in any other manner.

SECOND: the foregoing amendments to the Certificate were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature page follows]
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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation on this          day of         , 2026.

TEJON RANCH CO.

By:
Name:
Title:
A-2

APPENDIX B
SPECIAL MEETING AMENDMENT TO THE BYLAWS OF TEJON RANCH CO.
TEJON RANCH CO.
(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

Adopted [ ], 2026

Article I
OFFICES

Section 1. Registered Office. The registered office of Tejon Ranch Co. (the "Corporation") shall be as set forth in the certificate of incorporation of the Corporation (as it may be amended and restated from time to time, the "Certificate of Incorporation").

Section 2. Principal Office. The principal office of the Corporation shall be located in Lebec, California or at such other location as determined from time to time by the Board of Directors (the "Board").

Section 3. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETING OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held either at the principal office of the Corporation or at any other place, if any, within or without the State of Delaware as the Board may determine by resolution.

Section 2. Annual Meetings. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and date as the Board shall determine by resolution. The Board may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board.

Section 3. Special Meetings. (a) Special meetings of the shareholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions in the Certificate of Incorporation. Business transacted at any special meeting of shareholders shall be limited to the business identified by the person or persons calling the special meeting or the business identified in a Special Meeting Request (as defined in the Certificate of Incorporation). The Corporation may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board.

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(b) A Special Meeting Request must be delivered to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such shareholder's or beneficial owner's duly authorized agent (each, a "Requesting Shareholder") collectively have Owned (as defined below), continuously for at least one (1) year as of the date of the Special Meeting Request, a number of shares representing the Requisite Percentage (as defined in the Certificate of Incorporation), and includes: (i) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (ii) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Shareholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a shareholder's notice of a nomination pursuant to Section 10 of this Article II and any nominee's written consent to being named in the Corporation's proxy statement as a nominee and to serving as a director if elected and/or a shareholder's notice of business proposed to be brought before a meeting pursuant to Section 10 of this Article II, as applicable; (iii) a representation that a Requesting Shareholder or a qualified representative (as defined in Section 10(d) of this Article II) thereof intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (iv) a commitment by the Requesting Shareholders to continue to satisfy the Requisite Percentage through the date of the requested special meeting of shareholders; (v) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any disposition prior to the date of the special meeting of shares of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (vi) documentary evidence that the Requesting Shareholders Own the Requisite Percentage; provided, however, that if the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially Own the Requisite Percentage. In addition, the Requesting Shareholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (1) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed in the case of the update and supplement required to be made as of the record date and not later than eight (8) business days prior to the date of the special meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and (2) promptly provide any other information reasonably requested by the Corporation.

(i) For purposes of this Section 3:

(A) A shareholder or beneficial owner is deemed to "Own" only those outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors as to which the person has continuously for at least one year as of the date of the request possessed both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (a) sold by such person in any transaction that has not been settled or closed; (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, the person's full right to vote or direct the voting of the shares; and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by a shareholder or beneficial owner. The terms "Owned," "Owning" and other variations of the word "Own," when used with respect to a shareholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term "person" includes its affiliates.

(B) A person's Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the shareholder.

(c) A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if: (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law (as determined in good faith by the Board); (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board, a "Similar Item"), other than the election of directors, was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is delivered; (v) a Similar Item was presented at an annual or special meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a "Similar Item" with respect to all items of business involving the election or removal of directors, changing the size of the Board and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (vi) a Similar Item is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as defined below) or other applicable law.

(d) Special meetings of shareholders called pursuant to this Section 3 shall be held at such place, if any, on such date, and at such time as the Board shall fix; provided, however, that the special meeting shall not be held more than ninety (90) days after receipt by the Corporation of a valid Special Meeting Request.

(e) The Requesting Shareholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. Following such revocation, the Board may determine not to call the special meeting or may cancel the special meeting if already called unless any remaining Requesting Shareholders continue to satisfy the Requisite Percentage applicable to the Shareholder Meeting Request.

(f) The Requesting Shareholders shall certify in writing to the Secretary on the day prior to the requested special meeting of shareholders as to whether such shareholder(s) continue to satisfy the Requisite Percentage. If, at any point after a Special Meeting Request is delivered to the Corporation, the unrevoked requests from Requesting Shareholders (whether by specific written revocation or deemed revocation pursuant to clause (e) of paragraph (b)(i) of this Section 3) represent in the aggregate less than the Requisite Percentage, the Board may determine not to call the special meeting or may cancel the special meeting if already called.

(g) In determining whether a special meeting of shareholders has been requested by the Requesting Shareholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board (which, if such purpose is the election or removal of directors, changing the size of the Board and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Shareholder Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the first date on which a Special Meeting Request is delivered to the Corporation.

(h) If none of the Requesting Shareholders appear or send a qualified representative to present the nomination and/or business to be presented for consideration as specified in the Special Meeting Request, the Corporation need not present such nomination and/or business for a vote at the special meeting, notwithstanding that proxies in respect of such nomination and/or business may have been received by the Corporation.

Section 4. Notice of Meetings. Except as otherwise required by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting in accordance with Section 232 of the Delaware General Corporation Law (the "DGCL"). Every notice of a meeting of the shareholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meetings of the shareholders need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL.

Section 5. Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders of the Corporation or any adjournment thereof. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereon or, the presiding officer of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Voting.

(a) Each shareholder shall, at each meeting of the shareholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by the shareholder and registered in said shareholder's name on the books of the Corporation,

(i) on the date fixed pursuant to Article VI, Section 5 of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or

(ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given, or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b) Shares of the Corporation's capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.

(c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by authorizing another person or persons to act for such shareholder as the shareholder's proxy in accordance with Section 212(c) of the DGCL; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. At any meeting of the shareholders, all matters shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the vote of a majority in voting interest of the shares present in person or by proxy and entitled to vote thereon, a quorum being present. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting. On a vote by ballot each ballot shall be signed by the shareholder voting, or by the shareholder's proxy, if there be such proxy, and it shall state the number of shares voted.

Section 7. List of Shareholders. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Nothing contained in this Section 7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation.

Section 8. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector so appointed, before entering the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 9. Presiding Officer; Authority of Presiding Officer; Meeting Procedures.

(a) Meetings of shareholders shall be presided over by the Chair of the Board or, in his or her absence, such director or officer as may be designated in advance by the Board or a duly authorized committee thereof. The Board shall also have the authority to appoint a temporary presiding officer to serve at any meeting of the shareholders if the Chair of the Board, or other designated director or officer, is unable or unwilling to do so for any reason.

(b) The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it may deem appropriate. Except to the extent inconsistent with any rules and regulations adopted by the Board, the presiding officer of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance or participation at the meeting to only those shareholders of record, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted for questions or comments by participants. The presiding officer of any meeting shall have the authority to convene the meeting and (for any or no reason) to order a recess in business of the meeting or to declare the meeting adjourned. Unless and to the extent determined by the Board or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Nominations and Proposals by Shareholders Pertaining to Corporation Business.

(a) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders and only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in Section 10(b) of these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Certificate of Incorporation and in Section 10(b) of these Bylaws.

(b) For nominations or other proposals pertaining to Corporation business to be properly brought before an annual meeting by a shareholder pursuant to Section 10(a)(iii) of these Bylaws, the shareholder must have given timely notice thereof in writing delivered to, or mailed and received at, the principal executive offices of the Corporation. To be timely, a shareholder's written notice shall be delivered within the timeframes specified in the Certificate of Incorporation. A proposal pertaining to Corporation business other than the nominations of persons for election to the Board must be a proper subject for shareholder action under the DGCL.

To be timely, a shareholder's written notice shall be delivered within the timeframes specified in the Certificate of Incorporation. Such shareholder's notice shall set forth:

(i) All information required in the Certificate of Incorporation;

(ii) As to any nomination of persons proposed by a shareholder for election to the Board, (A) a statement as to whether such nominated person(s) are receiving any compensation, reimbursement or remuneration for his/her/their agreement to be a nominee or serve as a director and, if so, the disclosure of all material terms of such compensation, reimbursement or remuneration and the identity of all persons (or entities) providing the compensation, reimbursement or remuneration, (B) a statement signed by the nominee(s) indicating their current intention to serve the full term of any office of director that they are elected to fill, and (C) a statement signed by the nominee(s) stating whether or not the nominee(s) (1) has/have any agreement, arrangement, or understanding with, or (2) has/has not given any commitment or assurance to, any person or entity as to how such nominee(s) if elected as a director, will act or vote on any issue or question;

(iii) As to any other proposal for Corporation business that a shareholder proposes to bring before the meeting, (A) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (B) the reasons for conducting such business at the meeting, and (C) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iv) As to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination(s) or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner and (C) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(v) As to the shareholder giving the notice or, if the nomination(s) or proposal is made on behalf of a beneficial owner, as to the beneficial owner, and if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a "control person"), (A) the class and number of shares of the Corporation which are beneficially owned by such shareholder or beneficial owner and by any control person, (B) a description of any agreement, arrangement, or understanding with respect to the nomination(s) or proposal between or among such shareholder, beneficial owner or control person and any other person, and (C) a description of any agreement, arrangement, or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation's shares, or maintain, increase or decrease the voting power of the shareholder, beneficial owner or control person with respect to securities of the Corporation, and (D) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve a proposal (other than a nomination) and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination(s).

A shareholder's notice shall, if necessary, be updated and supplemented within five (5) business days after the record date for the meeting, and the information provided or required to be provided in such notice shall be current as of the record date for the meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or understanding of the independence, or lack thereof, of such nominee.

(c) The business that shall be conducted at a special meeting of shareholders shall be limited to the business identified by the person or persons calling the special meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or any committee thereof, or (ii) by any shareholder of the Corporation (A) who is a shareholder of record at the time of giving of notice provided for in Section 10(b) of these Bylaws, (B) who is entitled to vote at the meeting, and (C) who complies with the notice procedures set forth in the Certificate of Incorporation and in Section 10(b) of these Bylaws. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders if the shareholder's written notice required by Section 10(b) of these Bylaws is delivered to the principal executive offices of the Corporation within the timeframes specified in the Certificate of Incorporation.

(d) Only those persons nominated in accordance with the procedures set forth in the Certificate of Incorporation and in Section 10(b) of these Bylaws shall be eligible for election as directors at any meeting of shareholders. Only such nominations and other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in the Certificate of Incorporation and this Section 10 of these Bylaws. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 10(b) of these Bylaws and, if any proposed nomination or other business proposed is not in compliance with Section 10(b) of these Bylaws to declare that such defective nomination or proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 10 of these Bylaws, and unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted and/or acted upon, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 10(b), to be considered a "qualified representative" of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(e) Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this section shall be deemed to affect any rights of shareholders to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. Subject to any requirements in the Certificate of Incorporation, the Bylaws, and of the DGCL as to action which must be authorized or approved by the shareholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board.

Section 2. Number and Term of Office; Chair. The authorized number of directors of this Corporation shall be fixed by the directors from time to time solely by a resolution duly adopted by the Board. Directors need not be shareholders. Each of the directors of the Corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Board shall elect from among its members a Chair of the Board.

Section 3. Election of Directors. The directors shall be elected by the shareholders of the Corporation, and at each election the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for the terms of directors and for cumulative voting.

Section 4. Resignations. Any director of the Corporation may resign at any time by notice given in writing or electronic transmission to the Board or to the Secretary of the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of some other event. Acceptance of a director's resignation shall not be necessary to make it effective.

Section 5. Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 6. Place of Meeting, etc.; Use of Communication Equipment. The Board or any committee thereof may hold any of its meetings at such place or places, if any, within or without the State of Delaware as the Board or such committee may from time to time designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

Section 7. First Meeting. The Board shall meet as soon as practicable after each annual election of directors, and notice of such first meeting shall not be required.

Section 8. Regular Meetings. Regular meetings of the Board may be held at such times, dates and places, if any, as the Board shall from time to time determine. Except as provided by law, notice of regular meetings need not be given.

Section 9. Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chair of the Board or, if he or she is absent or unable or refuses to act, by the President or, if he or she is absent or unable or refuses to act, by any two directors. Notice of the time, date and place, if any, of special meetings shall be given by the person(s) calling the special meeting in person, or by telephone, facsimile, electronic mail or other form of electronic transmission, sent to such director's business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director's business or home address at least forty-eight (48) hours in advance of the meeting. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 10. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12. Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

Section 13. Committees. The Corporation has elected to be governed by Section 141(c)(2) of the DGCL and, as a result, the provisions of (c)(1) of said DGCL section shall be inapplicable to the Corporation. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Notwithstanding the foregoing, in the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable Delaware law (but not including any such restrictions or limitations contained in DGCL section 141(c)(1)), shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any standing committee of the Board shall keep minutes of its meetings and report such minutes to the Board at the next regular meeting of the Board. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board. All members of such committees shall hold their committee offices at the pleasure of the Board, and the Board may abolish any committee at any time.

ARTICLE IV
OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Chief Financial Officer, a Secretary and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 3 of this Article IV. Unless the Board shall otherwise determine, the President shall also be the Chief Executive Officer of the Corporation. One person may hold two or more offices, except that the Secretary may not hold the office of President.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board at the organizational meeting thereof or at such other time as determined by the Board, and each shall hold office until said person's successor shall be elected and shall qualify.

Section 3. Other Officers. In addition to the officers that may be chosen annually by the Board, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until said person shall resign or shall be removed or otherwise disqualified to serve, or said person's successor shall be elected and shall qualify.

Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office (so long as a quorum is present), by the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by notice given in writing or electronic transmission to the Board or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1. Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 4. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and specific bank accounts with such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI
SHARES AND THEIR TRANSFER

Section 1. Certificates for Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may specify by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every owner of stock of the Corporation represented by certificates shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by said person. Certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by any two authorized officers, including but not limited to the President, the Secretary or an Assistant Secretary. Any of or all of the signatures on certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for issuance of uncertificated shares, exchange or transfer shall be cancelled, and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article VI.

Section 2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article VI, and upon surrender of the certificate or certificates (if such shares are evidenced by certificates) for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, except as otherwise required by law. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so stated expressly in the entry of transfer if, when the certificate or certificates (if such shares are evidenced by certificates) shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 4. Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued by the Corporation in its place upon proof of such loss, theft, destruction or mutilation and, if required by the Corporation, upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Corporation may direct.

Section 5. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other event for which a record date is fixed. When a record date is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting, or to receive any such report, dividend, distribution, allotment or rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders the Board shall not fix such a record date, the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII
MISCELLANEOUS

Section 1. Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation is incorporated in the State of Delaware.

Section 2. Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing or by an electronic transmission, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 3. Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws, or any of them, may be altered, amended, repealed or rescinded and new Bylaws may be adopted, (a) by the Board, or (b) by the shareholders, at any annual meeting of shareholders, or at any special meeting of shareholders, provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of meeting.

Section 4. Representation of Other Corporations. The President or any other officer or officers of the Corporation who shall from time to time be determined by the Board are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

Section 5. Advancement of Defense Costs; Indemnification.

(a) Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as otherwise required by law or provided in (e) below with respect to suits to enforce rights under this Section 5, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

(b) Advancement of Expenses. The Corporation shall pay all expenses incurred by such a director or officer described in (a) above in defending any proceeding as such expenses are incurred in advance of the proceeding's final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined by a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section 5 or otherwise. For purpose of this Section 5, "expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), reasonable travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a proceeding.

(c) Rights Non-exclusive. The rights conferred on any person in this Section 5 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of shareholders or disinterested directors or otherwise.

(d) Indemnification Contracts. The Board is authorized to cause the Corporation to enter into a contract with any director, officer or employee of the Corporation, or any person serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Section 5.

(e) Tender and Denial. If a director or officer's claim for indemnification (following final disposition of such proceeding) is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, or if a claim for advancement of expenses is not paid within twenty (20) days after presentment of such expenses to the Corporation, then such director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such director or officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification under this Section 5 shall not be a defense to the action and shall not create a presumption that such indemnification or advancement of expenses is not permissible. The burden of proving that a person is not entitled to indemnification or advancement shall be on the Corporation.

(f) Effect of Amendment. Any amendment, repeal or modification of any provision of this Section 5 by the shareholders or the directors of the Corporation shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Section 5 and existing at the time of such amendment, repeal or modification.

(g) Provisions of Bylaws as Contract. The foregoing provisions of this Section 5 shall be deemed to be a contract between the Corporation and each director and officer entitled to the benefits hereof at any time while this Section 5 is in effect, and any repeal or modification shall be prospective only and shall not affect or eliminate any rights with respect to any proceeding involving any occurrence or alleged occurrence or any action or omission to act that took place prior to such repeal or modification.

Section 6. Forum Selection. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any actual or purported internal corporate claims, including without limitation any derivative action brought on behalf of the Corporation, shall be the Court of Chancery in the State of Delaware.

APPENDIX C
ADVANCE NOTICE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF TEJON RANCH CO.

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
TEJON RANCH CO.

TEJON RANCH CO., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

FIRST: The Restated Certificate of Incorporation of the Corporation (the "Certificate") is hereby amended as follows:

Article III is hereby amended and restated in its entirety to read as set forth below:

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and the name of its Registered agent at that address is The Corporation Trust Company.

Article VIII, Section 4 is hereby amended and restated in its entirety to read as set forth below:

Section 4.    Notice of Shareholder Nominees.    Nominations of persons for election to the Board of the Corporation shall be made only at a meeting of shareholders and only (1) by or at the direction of the Board or (2) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4 and the Bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 4, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Notwithstanding the foregoing, nothing in this Section 4 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board.

Article XIV is hereby amended and restated in its entirety to read as set forth below:

Article XIV: Shareholder Proposals at Annual Meetings

Business may be properly brought before an annual meeting by a shareholder only upon the shareholder’s timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Article XIV, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such businesses was given to the Secretary of the Corporation for the meeting as originally scheduled. A shareholder’s notice to the Secretary shall comply with this Article XIV and the Bylaws and shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding the foregoing, nothing in this Article XIV shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XIV, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECOND: The foregoing amendments to the Certificate were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation on this          day of         , 2026.

TEJON RANCH CO.

By:
Name:
Title:

APPENDIX D
ATTACHMENT A TO CORPORATE GOVERNANCE GUIDELINES
The Nominating Committee annually reviews the independence of all directors, and reports its findings to the Board. Based upon the report and the directors' consideration, the Board determines which directors shall be deemed independent:

A director will be deemed independent if it is determined that he or she has no material relationship with the corporation, either directly or through an organization that has a material relationship with the corporation. A relationship is "material" if, in the judgment of the Board, it might reasonably be considered to interfere with the exercise of independent judgment. Ownership of stock of the corporation is not, in itself, inconsistent with a finding of independence. An Audit Committee member must also be independent within the meaning of the New York Stock Exchange's (NYSE) listing requirements for audit committees and the requirements set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. A member of the Compensation Committee must also meet the independent requirements contained within the NYSE’s listing requirements for Compensation Committees. The following standards are utilized in determining whether a director shall be deemed independent:

➢ the director is not, and in the past three years has not been, an employee of Tejon Ranch Co. or any of its subsidiaries (collectively, "Tejon");

➢ an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Tejon;
➢ neither the director nor a member of the director's immediate family is, or in the past three years has been, affiliated with or employed by Tejon's present or former (within three years) internal or external auditor;

➢ neither the director nor a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Tejon's present executives serve on that company's compensation committee;

➢ neither the director nor a member of the director's immediate family receives or has received more than $120,000 per year in direct compensation from Tejon in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

➢ (a) the director is not a current partner or employee of a firm that is Tejon’s internal or external auditor; (b) the director does not have an immediately family member who is a current partner of such a firm; (c) the director does not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was not within the last three years a partner or employee of such a firm and personally worked on Tejon’s audit within that time;

➢ the director is not, and during the past three years has not been, an executive officer or employee, and no member of the director's immediate family is or has been during the past three years an executive officer, of a company that makes payments to, or receives payments from, Tejon for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

For purposes of this Attachment A, an "immediate family member" means a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares such person's home.

D-1

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V86878-P47275 TEJON RANCH CO. ROBERT D. VELASQUEZ 4436 LEBEC ROAD TEJON RANCH, CA 93243 TEJON RANCH CO. 2026 Annual Meeting Vote by May 12, 2026 11:59 PM ET You invested in TEJON RANCH CO. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 13, 2026. Vote Virtually at the Meeting* May 13, 2026 9:00 A.M. PDT Virtually at: www.virtualshareholdermeeting.com/TRC2026 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and 2026 Proxy Statement, 2025 Annual Report and Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 29, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V86879-P47275 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1.&#9; Election of Directors &#9; Nominees: 1a.&#9; Steven A. Betts For 1b.&#9; Gregory S. Bielli For 1c.&#9; Andrew Dakos For 1d.&#9; Denise Gammon For 1e.&#9; Anthony L. Leggio For 1f.&#9; Jeffrey J. McCall For 1g.&#9; Norman J. Metcalfe For 1h.&#9; Eric H. Speron For 1i.&#9; Daniel R. Tisch For 2.&#9; Approval of Amendment to our Certificate of Incorporation to Provide Certain Shareholders Special Meeting Rights. For 3.&#9; Approval of Amendment to the Certificate of Incorporation to Change the Advance Notice Requirements for Shareholder Action. For 4.&#9; Ratification of appointment of Deloitte & Touche LLP as the Company’s Independent Registered public accounting firm for fiscal year 2026. For 5.&#9; Advisory vote to approve named executive officer compensation. For NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V86874-P47275 1a.&#9; Steven A. Betts 1b.&#9; Gregory S. Bielli 1c.&#9; Andrew Dakos 1d.&#9; Denise Gammon 1e.&#9; Anthony L. Leggio 1f.&#9; Jeffrey J. McCall 1g.&#9; Norman J. Metcalfe 1h.&#9; Eric H. Speron 1i.&#9; Daniel R. Tisch For Against Abstain ! !! ! !! ! !! ! !! 2.&#9; Approval of Amendment to our Certificate of Incorporation to Provide Certain Shareholders Special Meeting Rights. 3.&#9; Approval of Amendment to the Certificate of Incorporation to Change the Advance Notice Requirements for Shareholder Action. 4.&#9; Ratification of appointment of Deloitte & Touche LLP as the Company's Independent Registered public accounting firm for fiscal year 2026. 5.&#9; Advisory vote to approve named executive officer compensation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 1.&#9; Election of Directors &#9; Nominees: The Board of Directors recommends you vote FOR each nominee listed in proposal 1. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. TEJON RANCH CO. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TEJON RANCH CO. ROBERT D. VELASQUEZ 4436 LEBEC ROAD TEJON RANCH, CA 93243 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. !! !! !! !! !! !! !! For Withhold !! !! SCAN TO VIEW MATERIALS & VOTEw

V86875-P47275 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 13, 2026. The Notice and 2026 Proxy Statement, 2025 Annual Report and Shareholder Letter are available at www.proxyvote.com. 2026 Annual Meeting Admission Ticket 2026 Annual Meeting of Tejon Ranch Co. Shareholders May 13, 2026, 9:00 a.m. PDT www.virtualshareholdermeeting.com/TRC2026 TEJON RANCH CO. Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2026 The undersigned hereby appoints Norman J. Metcalfe and Anthony L. Leggio, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tejon Ranch Co. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Shareholders of the Company to be held May 13, 2026 beginning at 9:00 A.M. PDT via live webcast at www.virtualshareholdermeeting.com/TRC2026 (the "2026 Annual Meeting"), or at any adjournment or postponement thereof, (including, if applicable, on any matter which the Board of Directors did not know would be presented at the 2026 Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve) with all powers that the undersigned would possess if present at the 2026 Annual Meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. If any other matters properly come before the 2026 Annual Meeting, the persons named in this proxy will vote on such matters in their discretion. (Items to be voted appear on reverse side)